SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  FORM SB-2
                            REGISTRATION STATEMENT
                       Under the Securities Act of 1933
                       Commission file number: 0-26721

                      SYNERGY TECHNOLOGIES  CORPORATION
                (Name of small business issuer in its charter)

                     COLORADO                                84-1379164
       (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)
                           335-25TH STREET, S.E.,
          CALGARY, ALBERTA, CANADA T2A 7H8 Telephone: (403) 269-2274
  (Address, including zip code,  and telephone number, including area code, of registrant's principal executive offices)

                            W. SCOTT LAWLER, ESQ.
                               GENERAL COUNSEL
                      SYNERGY TECHNOLOGIES  CORPORATION
                             335-25TH STREET S.E.
                   CALGARY, ALBERTA T2A 7H8 (403) 269-2274
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
>From time to time after the effective date of this Registration Statement.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") other than securities offered only in connection with dividend or reinvestment plans, check the following box. [ X ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [    ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [    ]

        If delivery of the prospectus is expected to be made pursuant to
Rule 434, check the following box.  [    ]

                       CALCULATION OF REGISTRATION FEE


Title of Each         Amount to be   Proposed Offering  Proposed Aggregate  Amount of
Class of Securities   Registered     Price(1)           Offering Price      Registration Fee
-------------------   ------------   -----------------  ------------------  ------------
Common Stock,
$0.002 par value        4,000,000         $5.00             $20,000,000       $5,280.00

Common Stock
$0.002 par value(2)       963,000         $2.00             $ 1,926,000       $  508.46

Common Stock,
$0.002 par                750,000         $2.00             $ 1,500,000       $  396.00
value(3)

Common Stock,             847,666         $2.00             $ 1,695,332       $  447.57
$0.002 par value(4)

Common Stock            1,669,332         $2.00             $ 3,338,664       $  881.41
$0.002 par value(5)

___________________
[FN]

    1 Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

    2 Represents common stock to be registered on behalf of Selling Security Holders.

    3 Represents common stock issuable upon conversion of convertible promissory notes issued to certain Selling Security Holders.

    4 Represents common stock issuable upon exercise of warrants issued to certain Selling Security Holders. See "Selling Security Holders".

    5 Represents common stock underlying warrants that are issuable upon conversion of promissory notes and the exercise of other existing warrants.



        The information in the preliminary prospectus is not complete and may be changed. We may not sell these securities nor may offers to buy be accepted prior to the time the Registration Statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                 Subject to Completion, dated October 7, 2000

                       SYNERGY TECHNOLOGIES CORPORATION

                 Up to a maximum of 4,000,000 common shares.

  963,000  common shares are being registered on behalf of Selling
                           Security Holders

  750,000 common shares underlying convertible promissory notes are being registered on behalf of Selling Security Holders

  847,666 common shares underlying existing warrants are being registered on behalf of certain Selling Security Holders

   1,669,332 common shares underlying warrants to be issued upon conversion of convertible promissory notes and exercise of other existing warrants

        We shall receive proceeds from the sale of the 4,000,000 shares of common stock offered hereby (this "Offering") after paying commissions of six to ten percent (6-10%) and before estimated expenses of $200,000.

        We will not receive any cash or other proceeds in connection with the sale of shares of common stock offered by the Selling Security Holders (the "Selling Security Holders") except to the extent that any of the outstanding warrants for 847,666 shares of common stock are exercised (763,000 at an exercise price of $1.00 and 84,666 at an exercise price of $3.00) or any of the warrants for 1,669,332 shares underlying the convertible promissory notes and other existing warrants are issued and exercised (834,666 at an exercise price of $4.00 per share and 834,666 at an exercise price of $8.00 per share).

        The Selling Security Holders may sell the shares as detailed in the section entitled "Plan of Distribution".

        The Securities and Exchange Commission (the "SEC") may deem each Selling Shareholder to be an underwriter under the U.S. federal Securities Act of 1933 (the "Securities Act").

        Our common stock is quoted on the NASD's OTC Bulletin Board ("OTC/BB") under the symbol "OILS". On October 2, 2000, the closing sales price of our common stock on the OTC/BB was $1.96875.

        YOU SHOULD CONSIDER THE RISK FACTORS WE DESCRIBE STARTING ON PAGE 8 BEFORE INVESTING IN OUR COMMON STOCK.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              TABLE OF CONTENTS

ABOUT SYNERGY TECHNOLOGIES CORPORATION                                6

THE OFFERING                                                          7

FORWARD LOOKING STATEMENTS                                            8

RISK FACTORS                                                          8

RISKS RELATED TO OUR TECHNOLOGIES                                    11

WHERE YOU CAN FIND MORE INFORMATION                                  13

USE OF PROCEEDS                                                      13

DETERMINATION OF OFFERING PRICE                                      14

DILUTION                                                             14

SELLING SECURITY HOLDERS                                             15

PLAN OF DISTRIBUTION                                                 17

LEGAL PROCEEDINGS                                                    18

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT                    19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT       22

DESCRIPTION OF CAPITAL STOCK                                         23

INTERESTS OF NAMED EXPERTS & COUNSEL                                 24

DESCRIPTION OF BUSINESS                                              24

DESCRIPTIONS OF PROPERTIES                                           34

REPORTS TO SECURITY HOLDERS                                          34

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.           34

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS             39

EXECUTIVE COMPENSATION                                               40

FINANCIAL STATEMENTS                                                 41

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE                                  41

INDEMNIFICATION OF DIRECTORS AND OFFICERS                            42

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                          43

RECENT SALES OF UNREGISTERED SECURITIES                              43

UNDERTAKINGS                                                         43

SIGNATURES                                                           44

INDEX OF EXHIBITS FILED HEREWITH                                     45

                              PROSPECTUS SUMMARY

        The following summary contains basic information about this offering. It likely does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents we have referred you to.

                    ABOUT SYNERGY TECHNOLOGIES CORPORATION

        Synergy Technologies Corporation is developing and commercializing two proprietary and patented processes that it hopes will change the way the world develops oil and gas. Synergy's technologies arrive at a time that the world is looking for solutions to the environmental problems caused by conventional oil and gas processing and consumption. The Company intends for petrochemical applications of its "SYNGEN" process (see "DESCRIPTION OF BUSINESS") to be commercially available in less than one year.

        Synergy's first technology, referred to as the SYNGEN Process, uses cold plasma to convert natural gas into certain other gases, referred to as synthetic gas, which is a mixture of carbon monoxide and hydrogen, at a capital cost and operating cost lower than conventional or known competing technologies. Production of synthesis gas by the SYNGEN Process then leads to the production of synthetic fuels (such as diesel, jet fuel and naphtha) when coupled with Synergy's Fischer-Tropsch system. Although Fischer-Tropsch systems have been in existence for decades, Synergy uses a proprietary chain limiting catalyst in its system, which reduces operating costs. When the SYNGEN Process and the proprietary Fischer-Tropsch system are coupled, a gas-to-liquids ("GTL") system is created. Synergy believes the cost savings of its GTL system creates an attractive, commercial application. The market for GTL products is expected to significantly increase during the next 2-3 years due to legislation limiting emissions and particulates. Synergy's GTL process creates super clean, low-emission transportation fuels.

        The SYNGEN Process can also be used to produce hydrogen and other gases for use in the petrochemical industry. Moreover, SYNGEN has application in the fuel cell industry by producing hydrogen as fuel for fuel cells.

        Synergy's other technology, referred to as the CPJ Process, can reduce the costs of upgrading heavy oil by up to 70%. The cost savings are derived from reduced capital for a process that is far less complex than current competing technologies. It is also based on the fact that upgraded oil is light enough to be transported in conventional pipelines. This avoids the costs of dilution product or thermal viscosity reduction. Also, the CPJ Process creates more valuable middle distillate fractions, which are more profitable and easier to refine.

        Synergy's principal executive offices are located at 335-25th Street S.E., Calgary, Alberta T2A 7H8 and the telephone number at that
location is (403) 269-2274.   As used in this prospectus, the terms "we",
"us" and "our", mean Synergy Technologies Corporation, a Colorado corporation, and its subsidiaries and predecessors, unless the context indicates otherwise.

                                 THE OFFERING

The Offering                            Synergy Technologies Corporation is offering
                                        up to 4,000,000 shares of common stock
                                        ("Company's Shares") at an estimated price of
                                        $5.00 per share. There is no minimum investment
                                        and no minimum offering amount.

Resales by Selling Security Holders     We are registering 4,229,998 common shares on
                                        behalf of Selling Security Holders (the "Holders'
                                        Shares") (the Company's Shares and the Holders'
                                        Shares are collectively referred to herein as
                                        "the Shares"); (Which is made up of the following:
                                        963,000 outstanding shares; 847,666 shares underlying
                                        existing warrants;750,000 shares to be issued upon
                                        conversion of convertible promissory notes; 1,669,332
                                        shares underlying warrants to be issued upon conversion
                                        of convertible promissory notes and the exercise of other
                                        existing warrants).  We will not receive any cash or other proceeds from the Selling Security Holders' sale of their
                                        common shares.  We are not selling any common shares on
                                        behalf of Selling Security Holders.  We have no control or affect on these Selling Security Holders.  See "SELLING
                                        SECURITY HOLDERS."

Gross Proceeds after Maximum Offering   $20,000,000.00

Use of Proceeds from Sale of            Synergy Technologies intends to use the funds from the
Common Shares                           sale of its common stock primarily for operating capital
                                        and investment in the further development of its
                                        technologies.  See "USE OF PROCEEDS".

Common Shares Currently Outstanding     12,714,632

Common Shares to be Registered for      4,229,998 (including 3,266,998 shares underlying
Resale by Selling Security Holders      convertible promissory notes and warrants)

Percent of Outstanding Common Shares    8%
Offered by Selling Security Holders
(excluding shares underlying
convertible notes and warrants)

Market For Common Stock                 The Company's common stock trades on the Over-the-Counter
                                        Bulletin Board under the ticker symbol "OILS".

Risk Factors                            An investment in Synergy Technologies Corporation has
                                        material risks, such as uncertainty of future financial
                                        results, liquidity dependent on additional capital and
                                        debt financing and risks related to our operations.
                                        See "RISK FACTORS".

Transfer Agent                          Our transfer agent is:

                                        Holladay Stock Transfer, Inc.
                                        2939 North 67 Place
                                        Scottsdale, AZ 85251

                          FORWARD LOOKING STATEMENTS

        This registration statement includes or incorporates by reference forward-looking statements that reflect our current view of future events and financial performance. These forward-looking statements are subject to numerous risks and uncertainties, including those factors discussed elsewhere in or incorporated by reference into this prospectus, the prospectus supplement, any pricing supplement and our other filings with the Securities and Exchange Commission (the "SEC").

        These risks and uncertainties could cause actual results or events to differ materially from anticipated or historical results. You can identify forward-looking statements by our use of words like "anticipate," "believe," "budget," "estimate," "expect," "forecast," "intend," "may," "plan," "predict," "project," "should" and similar expressions. Any statement that is not a historical fact is a forward-looking statement. We caution you not to place undue reliance on these forward-looking statements, whether as a result of new information, future events or otherwise.

                                 RISK FACTORS

        The following is a summary of some of the significant risks relating to the projects of the Company and the Company. The following should not be interpreted as a representation that the matters referred to herein are the only risks facing the Company, nor should the reference to the risks herein be deemed a representation that such risks are of equal magnitude. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected.

                       RISKS RELATING TO OUR BUSINESS:

        THE REGISTRANT'S BUSINESS

             Synergy Technologies Corporation (the "Company") intends to develop and commercialize two patented processes that it hopes will change
the way the world develops oil and gas.   There can be no assurance that
management will be able to achieve these goals. Moreover, at the present time the technology's commercial applications have not yet been proven.

             LACK OF OPERATING HISTORY

             We do not have an operating history upon which an evaluation of our prospects can be based, therefore, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by small companies seeking to identify and fund business opportunities which
may have substantial risk of failure.    We do not have any employees who
have experience in the industries which we expect to target to develop the Company. To address these risks, we must, among other things, attract, retain and motivate qualified personnel. We have no assurance that we will be able to meet the challenge of managing an operating business or of attracting the required experienced personnel to operate our business.

             LACK OF RECENT PROFITS FROM OPERATIONS

             We have incurred losses and anticipate continued losses in the future. As of June 30, 2000, we had an accumulated deficit of $5,263,585.
 We have not yet achieved profitability and expect to continue to incur net losses until we recognize sufficient revenues from licensing agreements for our technologies. See, "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - GENERAL". We can give no assurance that we will achieve or sustain profitability.

             CAPITAL REQUIREMENTS

             There can be no assurance that the Company will not require additional capital, or that if additional capital is required, that such capital will be available on terms acceptable to the Company. The Company intends to draw upon the resources of potential joint venture partners to meet the costs of building and operating during fiscal year 2000 a demonstration facility utilizing its "CPJ Technology" (see "DESCRIPTION OF PROPERTY") and a pilot plant utilizing its SYNGEN Technology. However, there is no assurance that the Company will not be required to use some of the proceeds from this Offering towards any of these projects.

             NO ASSURANCE OF ADEQUATE CAPITAL

             The Company has no revenues to cover operating expenses, and there is no assurance that the Company will generate future revenues from operations sufficient to sustain its administrative expenses and cover planned growth. In the event additional capital is required, there can be no assurance that the Company can successfully raise such additional funds on terms satisfactory to the Company.

             FINANCING RISKS

             The Company currently does not generate any operating revenue and the Company's ability to continue to operate may therefore depend upon it's ability to obtain financing through the joint venturing of projects, private placement financing, public financing or other means. There is no assurance that the Company will be successful in obtaining the required financing.

             PUBLIC MARKET

             The Company's Common Stock is quoted on the NASD Over-the-Counter Bulletin Board ("OTC Bulletin Board"). Quotations on the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Although the Company's Common Stock is quoted on the OTC Bulletin Board, the Common Stock may be subject to certain rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are securities with a price of less than $5.00 (other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transactions in such securities). The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level or risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's account for transactions in penny stocks except for established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income of $200,000 or $300,000 jointly with their spouse). Consequently, the Shares are subject to the penny stock rules, and these disclosure requirements may have an adverse effect on the ability of broker-dealers to sell the Shares and may affect the ability of investors in this Offering to sell the Shares and otherwise affect the trading market of the Shares. Accordingly, prospective investors may be unable to liquidate an investment in Shares and should be prepared to bear the economic risk of their investment for an indefinite period and be able to withstand a total loss of their investment.

             SPECULATIVE INVESTMENT

             Any investment in the Company is speculative and involves a high degree of risk and prospective purchasers should carefully consider the following, among other risks and factors. Because of the nature of the more obvious risks set forth below, and other contingencies that are not so obvious, an investment in the Company should be made only after careful evaluation or after consulting with professional advisors, and only by those prospective purchasers who can afford the possible loss of all or substantially all of their investment.

             NO ASSURANCE OF RETURN ON INVESTMENT

             There can be no assurance that the investors will receive from the Company amounts equal to their investment in the Company. The revenues from operations may be insufficient to provide the return of any portion of the investor's investments. NO INVESTMENT SHOULD BE MADE BY A PERSON WHO IS NOT IN A POSITION TO LOSE THE ENTIRE AMOUNT OF THEIR INVESTMENT.

             NO ASSURANCES OF CASH DISTRIBUTIONS

             There is no assurance that the Company will realize any revenues so that cash will be available for payments or dividends on the Shares or Warrant Shares purchased herein. The Company intends to retain future earnings, if any, to provide funds for the operation of its business and, accordingly does not anticipate paying any cash dividends on the Shares or Warrant Shares in the foreseeable future, and there can be no assurance that the Company will ever declare or pay dividends on its Common Stock.

             CONTROL BY PRINCIPAL SHAREHOLDER AND EXECUTIVE MANAGEMENT

             The principal shareholder of the Company's Common Stock, Laxarco Holding Ltd. ("Laxarco Holding"), owns an aggregate of 13,000,000 shares of Common Stock of the Company. These shares are currently held in escrow and will not be released to Laxarco until certain conditions are met.
 (See SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - CHANGE OF CONTROL"). Until then, these shares are subject to a voting proxy from Laxarco Holding to the Company's Board of Directors. However, upon release of the shares, the voting proxy will expire and Laxarco Holding may be able to elect all members of the Board of Directors of the Company and thereby control the affairs and management of the Company. Laxarco Holding will, therefore, be able to effectively control all matters requiring shareholder approval, including amendments to the Company's Articles of Incorporation, mergers, share exchanges, the sale of all or substantially all of the Company's assets, and other fundamental transactions.

             RELIANCE ON MANAGEMENT

             The Company's directors and officers will make all decisions with respect to the management of the Company. Accordingly, no person should purchase any of the shares of common stock offered herein unless the subscriber is willing to entrust all aspects of management to the directors and officers of the Company.

             TAX CONSIDERATIONS

             Investment in the shares of common stock involves tax considerations. Because of the importance of the tax aspects relating to an investment in the shares, prospective investors should obtain independent tax counseling. The Tax Reform Act of 1986 changed the tax treatment of investments, including a broad grant of discretionary authority to the Secretary of the Treasury to draft regulations amplifying many of its provisions. The final impact of the Tax Reform Act of 1986 upon investment, such as the purchase of the shares offered herein, cannot be determined at this time. Any new tax program may have an impact on an investment in the shares offered herein.

             DUE DILIGENCE

             Some of the officers and directors of the Company may experience a conflict in their obligations to perform due diligence, with respect to the statements made in this Prospectus, since those same officers and directors were responsible for compiling or producing the information contained in this Prospectus. The Company's officers and directors who were involved in that process believe that proper and complete due diligence has in fact been done; this Prospectus contains a fair summary of the material terms of the documents summarized therein; and that this Prospectus does not contain any untrue statements concerning material facts, nor omit any material facts, necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading to a prospective investor.

             LEGAL REPRESENTATION

             The Company's in house General Counsel provides legal advice to the Company with regards to certain matters. Other legal firms may provide legal services in the future to the Company and its officers and directors. Possible representation of both the Company and the officers and directors of the Company and its affiliates may result in conflicts of interest for such counsel. It is expected that the Company would retain independent counsel only in the event that litigation arises between the Company and its officers and directors and affiliates and any entities represented by non-independent counsel.

             RELATIONSHIPS OF MANAGEMENT

             The officers and directors of the Company are or may be officers and directors of affiliates of the Company and/or officers and directors of other corporate entities, which are not affiliates of the Company. Such affiliates or non-affiliates may be involved in business enterprises similar to those conducted by the Company. See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS".

             RISKS RELATED TO OUR TECHNOLOGIES

        It has not been commercially proven that the Gas to Liquids ("GTL") or Heavy Oil Upgrading ("CPJ") technologies (the "Synergy Processes") will
be exploitable.   We might not successfully commercialize our technologies,
and commercial scale GTL plants and CPJ plants based on the Synergy Processes may never be successfully constructed or operated. To date, no commercial scale GTL or CPJ plants based on the Synergy Processes have been constructed. There is no certainty that the technologies will be commercially proven or that, if so proven, they will be successfully marketed. Even in the event the GTL or CPJ technologies are proven commercially exploitable and marketable, there can be no guarantee that these technologies will be marketed successfully prior to the introduction of similar technologies by competing corporations, nor is there any guarantee the Company will obtain sufficient market share to ensure profitable exploitation of the technologies.

        Our ability to protect our intellectual property rights involves many complexities and uncertainties, and commercialization of the Synergy Processes could give rise to claims that our technologies infringe upon the rights of others.

        Our success depends on our ability to protect our intellectual property rights, which involves complex legal, scientific and factual questions and uncertainties. We rely on a combination of patents, copyrights, trademarks, trade secret laws and contractual restrictions to protect our proprietary rights. We cannot assure you that additional patents will be granted, and our existing patents might not provide us with commercial benefit or might be infringed upon, invalidated or circumvented by others. In addition, the availability of patents in foreign markets, and the nature of any protection against competition that may be afforded by those patents, are often difficult to predict and vary significantly from country to country. Our licensors or we may choose not to seek, or may be unable to obtain, patent protection in a country that could potentially be an important market for our technologies. The confidentiality agreements that are designed to protect our trade secrets could be breached, and we might not have adequate remedies for the breach. In addition, our trade secrets and proprietary know-how might otherwise become known or be independently discovered by others.

        Commercialization of the Synergy Processes may give rise to claims that our technologies infringe upon the patents or other proprietary rights of others. Although it is our policy to regularly review patents that may have applicability in the industries in which our technologies are applicable to, we may not become aware of these patents or rights until after we have made a substantial investment in the development and commercialization of those technologies. Legal actions could be brought against us, our partners or licensees, claiming damages and seeking an injunction that would prevent us, our partners or licensees, from testing, marketing or commercializing the affected technologies. Major energy companies seeking to gain a competitive advantage may have an interest in bringing one of these actions. If an infringement action was successful, in addition to potential liability for damages, our partners, our licensees or we could be required to obtain a license in order to continue to test, market or commercialize the affected technologies. Any required license might not be made available or, if available, might not be available on acceptable terms, and we could be prevented entirely from testing, marketing or commercializing the affected technology. We may have to expend substantial resources in litigation, either in enforcing our patents, defending against the infringement claims of others, or both. Many possible claimants, like the energy companies that have or may be developing proprietary GTL or Heavy Oil Upgrading technologies competitive with the Synergy Processes, have significantly more resources to spend on litigation.
 We can give no assurance that third parties will not claim infringement by us with respect to past, present or future GTL or Heavy Oil Upgrading technologies. In any potential intellectual property dispute involving us, our licensees or partners could also become the target of litigation.

        We could have potential indemnification liabilities to licensees or partners relating to the operation of GTL plants or CPJ plants based on the Synergy Processes or intellectual property disputes.

        A number of improvements to the GTL and CPJ processes are in various early stages of development. These improvements will require substantial additional investment, development and testing prior to their commercialization. We might not be successful in developing these improvements and, if developed, they may not be capable of being utilized on a commercial basis. If improvements to the Synergy Processes currently under development do not become commercially viable on a timely basis, the total potential market for GTL and CPJ plants that could be built by us and our partners could be significantly limited.

        The economic application of the Synergy Processes depends on favorable plant operating conditions. Among the operating conditions that impact GTL and CPJ plant economics are the site location, infrastructure, weather conditions, the size of the equipment, the quality of the feedstock, the type of plant products and the market for products. If a GTL plant or a CPJ plant is located in an area that requires the construction of substantial infrastructure, plant economics could be adversely affected.

        Industry rejection of our technologies would make the construction of GTL and CPJ plants based on the Synergy Processes more difficult or impossible and adversely affect our ability to receive future license fees. Demand and industry acceptance of our GTL and CPJ technologies is subject to
a high level of uncertainty.   Any partnership with a high profile industry
partner that did not achieve success or any commercial plant based on the GTL or CPJ technologies which did not achieve success could adversely affect other industry partners perception of the Synergy Processes. In addition, some oil companies may be motivated to seek to prevent industry acceptance of GTL technology based on their belief that widespread adoption of GTL technology might negatively impact their competitive position.

        MARKET RISKS

        Any time a new product is introduced into a market, such as the patented or patent pending technologies discussed herein, there is a substantial risk that sales will not meet expectations or even cover the cost of operations. General market conditions might be such that sales will be slow or even non-existent, and/or the product itself might not fit the needs of buyers enough to induce sales. There is no way to predict the volume of sales that will occur or even if sales will be sufficient to support the future operations of the Company. Numerous external factors that are beyond the control of the Company may affect the appeal of the products offered and developed. These factors include consumer demand, market fluctuations, the proximity and capacity of suppliers and government regulations, including regulations relating to prices, taxes, and royalties, importing and exporting of products and environmental controls. The exact effect of these factors cannot be accurately predicted, but it is possible they will result in the Company not receiving an adequate return on its invested capital.

        COMPANY'S OPERATIONS SUBJECT TO ENVIRONMENTAL REGULATIONS

        The Company's operations may be subject to environmental regulations promulgated by government agencies from time to time. In order to proceed with the development of one or both of its technologies it may be necessary to obtain certain permits or to post bonds with notices to several governmental agencies including the applicable environmental agency. In certain areas defined as sensitive areas, the environmental agency requires special work permits. Such licenses, bonds and special work permits may require additional capital from the Company. The amounts required will vary and cannot be determined at this time. The Company does not foresee the potential requirement of any licenses, permits or bonds as a hindrance to the general operations of the Company or the development of the two technologies.

        MARKETABILITY OF OIL AND GAS AFFECTED BY MANY EXTERNAL FACTORS

        As the greater portion of the Company's projected revenue stream will depend on royalty revenues obtained from the processing of oil and gas, it is necessary to note that in general the marketability of oil and gas can be affected by numerous external factors beyond the control of the Company and/or its customers. These factors include market fluctuations, the world price of oil, the supply and demand for gas, the deregulation of gas prices, the proximity to and capacity of oil and gas pipelines and processing equipment, and government regulations, including regulations relating to prices, taxes, royalties, land tenure, allowable production, the import and export of oil and gas and environmental protection. The effect of these factors on the Company's projected cash flows cannot be accurately predicted.

                     WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you access over the Internet at http://www.sec.gov.; most of such information can also be accessed from our web page at http://www.synergytechnologies.com.

                               USE OF PROCEEDS

        The Company is registering 4,000,000 shares of its common stock for sale at certain times determined by the Company, currently estimated to be no less than $5.00 per share. Assuming successful completion of the offering, the Company shall receive net proceeds of $17,800,000 after payment of commissions of six percent to ten percent (6%- 10%) (up to $2,000,000) and offering expenses of up to $200,000 The commission amount would only be payable if a broker-dealer is engaged. If the Company raises significantly less than the maximum amount, it will be able to pay operational expenses but will have less working capital to bring its technologies to the commercial market through completion of its research and
development.   The Company shall utilize the net proceeds from the sale of its common stock as described below. The proceeds are to be utilized over a six-month period.

Gross Proceeds                                 $20,000,000
(less commissions and offering expenses)         2,200,000
                                               -----------

Net Proceeds                                    17,800,000
                                               -----------

Technology Development                           7,500,000
Working Capital                                 10,300,000

        Any proceeds received for the exercise of the warrants shall be utilized for general working capital requirements.

        The securities of the Selling Security Holders offered pursuant to this Registration Statement and Prospectus are for the benefit of such Selling Security Holders. The Company is not selling common stock on behalf of the Selling Security Holders and has no control or effect on the 963,000 common shares, the 750,000 shares issuable upon conversion of the convertible promissory notes, 847,666 shares issuable upon exercise of the existing warrants or 1,669,332 warrants issuable upon conversion of the convertible promissory notes and the exercise of other existing warrants. Therefore, the Company will not share in or receive any part of the proceeds realized on the sale of any of the Holders' Shares offered hereby.

                       DETERMINATION OF OFFERING PRICE

        The Offering Price will be determined by the prevailing market price at the time of the sales by the Selling Security Holders. The Company's Shares offered hereunder shall be priced at a later date. This Registration Statement shall be amended at the time that the offering price for such shares is determined.

                                   DILUTION

        Our net tangible book value applicable to common stock as of June 30, 2000 was approximately ($1,081,188), or ($0.08) per share. Net tangible book value applicable to common stock is the tangible assets less intangible assets less liabilities.

        Our pro forma net tangible book value attributable to the common stock as of June 30, 2000 was approximately ($757,988), or ($0.05) per share of common stock. Pro forma adjustments have been made to reflect the issuance of 646,400 shares of common stock upon conversion of a convertible debenture for $323,200. Pro forma net tangible book value per share is determined by dividing the amount of our pro forma tangible assets less total liabilities by the pro forma number of common stock outstanding.

        After giving effect to the issuance of 4,000,000 shares of common stock offered by us at an assumed offering price of $5.00 per share and after deducting estimated offering expenses payable by us, and the application of the estimated net proceeds from this offering, our pro forma net tangible book value applicable to common stock as of June 30, 2000 would have been approximately $17,042,012, or $0.93 per share. This represents an immediate increase in pro forma net tangible book value to our existing stockholders of $0.98 per share and an immediate dilution to purchasers in this offering of $4.07 per share. Dilution in net tangible book value per share represents the difference between the amount paid per share by purchasers of shares of common stock in this offering and the pro forma net tangible book value per share of common stock immediately after the completion of this offering. If the offering price is higher or lower, the dilution to purchasers in this offering will be greater or less, respectively. The following table illustrates this per share dilution.

Proposed Offering Price                              $5.00

Pro Forma Net Tangible Book Value Per Share
        as at June 30, 2000                         $(0.05)

Increase in Pro Forma Net Tangible Book Value
        Per Share Attributable to this Offering      $0.98

Pro Forma Net Tangible Book Value Per Share
        After this Offering                          $0.93

Dilution Per Share to New Investors                  $4.07


                           SELLING SECURITY HOLDERS

        The Selling Security Holders may sell their common stock in one or more transactions (which may include "block" transactions in the Over-the-Counter market), in negotiated transactions in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Security Holders may effect such transactions by selling the common shares and the underlying warrants directly to purchasers, or may to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchaser(s) of the common shares for whom they may act as agent or to whom they may sell as principals, or both. The Selling Security Holders and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

        The Company is not aware of any current or future plans, proposals, arrangements or understandings by any Selling Security Holders to distribute their Shares to their respective outstanding shareholders or partners.

        The Company is not aware of any plans, arrangements or understanding by any Selling Security Holders to sell the Holders' Shares to any particular individual(s) or to use such Shares to satisfy contractual obligations.

        The Company will receive no portion of the proceeds from the sale of the Shares by the Selling Security Holders and will pay some of the costs relating to the registration of this Offering (other than any fees and expenses of counsel for the Selling Security Holders). Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the Holders' Shares will be paid by the Selling Security Holders.

        This offering by Selling Security Holders will remain outstanding until all the Holders' Shares are sold or until terminated by the Selling Security Holders. On behalf of the Selling Security Holders, we are registering 963,000 common shares currently outstanding and 847,666 shares underlying existing warrants. We are also registering the common shares underlying units to be issued upon conversion of convertible promissory notes held by certain Selling Share Holders. Commencing in May 2000, the Company issued and sold $2,250,000 of convertible promissory notes (the "Notes"). The Notes are convertible into units at the rate of $3.00 per unit. Each unit is comprised of (a) one (1) share of common stock; (b) a warrant to purchase one (1) share for $4.00; and (c) a warrant to purchase one (1) share for $8.00. We are registering all 750,000 of the shares issuable upon conversion of the Notes and all 1,500,000 shares issuable upon exercise of the warrants that would be issued on conversion of the Notes.
In connection with the offering of the Notes, we issued warrants to purchase a total of 84,666 units, which are duplicates of the units into which the Notes are convertible at an exercise price of $3.00 per share. Such warrants were issued as a commission to those companies and individuals that
assisted in the placement of the Notes.   The amount of shares owned prior
to the offering and offered by the Selling Security Holders is based on the conversion of all the Notes held by each such Selling Security Holder, the exercise of each such Selling Security Holder's warrants issuable upon conversion of all the Notes and the exercise of any other warrants or options held by each such Selling Security Holder that may be exercised in the next sixty (60) days. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the Selling Security Holders.

        Following is a list of Selling Security Holders whose shares are being registered and offered by this Registration Statement, which list includes each Selling Security Holders name, any position or natural relationship with the Company or any of its predecessors or affiliates during the past three (3) years, the amount of securities owned by each Selling Security Holder prior to the offering, the amount to be offered for the Selling Security Holders account and the amount and percentage (if more than one percent) of the class to be owned after the offering is complete.


Name                   Position/Relationship  # of Shares      # of Shares   # of Shares       % of Class
                       to the Company         owned prior to   Offered by       Owned after    Owned
                       (last 3 years)         Offering         Selling          Offering       after the
                                                               Security                        Offering
                                                               Holder
__________________________________________________________________________________________________________
Richard Ashley, Jr.     None                      30,000          30,000               0              -

George J. Kritos &
 Panagiota Kritos       None                      30,000          30,000               0              -

Steven C. Mitchen       None                      30,000          30,000               0              -

John Kalliris &
Kathryn Kalliris        None                      30,000          30,000               0              -

A. St. George
B. Duke Trust           None                      30,000          30,000               0              -

Alan R. Cohen           None                      30,000          30,000               0              -

Catherine Brennan
Revocable Trust         None                      90,000          90,000               0              -

Ken Kramer              None                      60,000          60,000               0              -

Sunshine Pacific Corp.  None                     195,777         105,000          90,777              -

Mary J. Rumsey          Spouse of Advisory
                        Board Member1             89,232          63,999          25,233              -

Stone Canyon
Resources Ltd.          Affiliate2             1,426,000         345,000       1,081,000            8.7%

John P. Wold            None                      30,000          30,000               0              -

Vincent J. Lopiano &
Suzanne Lopiano         None                      30,000          30,000               0              -

Belle Haven
Investments L.P.        None                     502,998         502,998               0              -

William H. Swan         None                      30,000          30,000               0              -

Bryan North-Class       None                      30,000          30,000               0              -

Joseph Lopiano &
Mary Lopiano            None                      45,000          45,000               0              -

Richard J. Dunseith     None                      30,000          30,000               0              -

Franklin A. Urbahns     None                      30,000          30,000               0              -

Walter Steffen          None                      45,000          45,000               0              -

Urbanek Family L.P.
Acct.2                  None                     180,000         180,000               0              -


                                16

R.W. Urbanek MD PC
Pension Profit
Sharing                 None                     180,000         180,000               0              -

Spiro Angelos           None                      12,000          12,000               0              -

Arcangelo Rosato        None                      30,000          30,000               0              -

John A. Lee & Leslie
K. Lee                  None                      30,000          30,000               0              -

Stephen Leong           None                      30,000          30,000               0              -

James Nielson           Member of Advisory
                        Board                    540,000         540,000          40,000              -

Wood River Trust        Member of Advisory
                        Board                    725,000         700,000          25,000              -

Ocean Exploration Ltd.  None                     444,005         425,001          19,004              -

Caribbean Overseas
Investments Ltd.        None                     483,455         200,000         283,455            2.3%

Pierre Jorgensen        Member of Board of
                        Directors of Carbon
                        Resources Ltd.           200,000         200,000               0              -

Andrew Decker           None                      40,000          40,000               0              -

Gordon R. Repin         None                      20,000          20,000               0              -

SOS Investment          None                      12,000          12,000               0              -
Club

Bernie Kutcher          None                       4,000           4,000               0              -

Rick B. Haug            None                      10,000          10,000               0              -

Doug J. Kinnear         None                       6,000           6,000               0              -

Douglas A. Slade        None                       4,000           4,000               0              -

Tim Ewanchuk            None                      10,000          10,000               0              -

Jack Braun              None                      20,000          20,000               0              -


[FN]
        1. Mary Rumsey is the spouse of Charles Rumsey, who is a member of the Company's Advisory Board. Mr. Rumsey is the beneficiary of the Wood River Trust and the Catherine Brennan Revocable Trust.

        2. Stone Canyon Resources Ltd. is an affiliate of the Company by virtue of having common directors. See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS".


                             PLAN OF DISTRIBUTION

        The Company hereby offers up to 4,000,000 shares of common stock at a price per share to be determined at a later date. The Company is offering the Company's Shares on a "direct participation" basis by its officers and directors, other affiliates of the Company and possibly selected broker dealers.

        These individuals shall be relying on the safe harbor in Rule 394-1 of the Securities Exchange Act of 1934 to sell the Company's shares. Selected broker-dealers shall receive a sales commission of up to 10% for any shares sold by them. The Company reserves the right to withdraw, cancel or reject any offer in whole or in part. THE SHARES OFFERED BY THE COMPANY HEREUNDER SHALL NOT BE SOLD TO INSIDERS, CONTROL PERSONS OR AFFILIATES OF THE COMPANY.

        The Company made no plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution of our securities. When, in the future, assuming such participation develops, the registration statement will be amended to identify such persons.

        OFFERING PERIOD

        This offering by the Company will terminate on or before March 1, 2001. In the Company's sole discretion, it can extend the offering of common shares for up to thirty (30) day periods, but in no event later than June 30, 2001. In the case of the Holders' Shares, this offering shall continue until all of the Holders' Shares are sold.

        The Selling Security Holders may sell the Holders' Shares offered hereby in one or more transactions (which may include "block" transactions), in combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Security Holders may effect such transactions by selling the Holders' Shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchaser(s) of the Holders' Shares for whom they my act as agent or to whom they may sell as principals, or both. The Selling Security Holders and any agents, dealers or underwriters that act in connection with the sale of the Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

                               LEGAL PROCEEDINGS

BATAA OIL, INC.

        During 1996, Stone Canyon Colorado purchased interests in certain of the leasehold properties. Through December 31, 1997, Stone Canyon Colorado paid $458,080 for acquisition costs and development costs associated with such interests. Such amount was paid to Bataa Oil, Inc., by the founding shareholders of Stone Canyon Colorado, and Stone Canyon Colorado paid such amount to the founding shareholders. Bataa Oil, Inc. served as operator of each lease. Stone Canyon Colorado also issued a total of 1,700,000 shares of its common stock to the founders of Stone Canyon Colorado, including 411,842 shares of its common stock to Bataa and Bataa's designees and 63,910 shares to Richard and Anita Knight as part of the consideration for such properties, which shares were issued for shares of the Company as part of the share exchange agreement in 1997 with the Company and Stone Canyon Colorado.

        Stone Canyon Colorado and the Company contend that Bataa represented to Stone Canyon Colorado and/or its affiliates that the price for these properties was set as the price paid by Bataa for the same. Stone Canyon Colorado and the Company have since learned that Bataa's cost for these properties were far less than the amount charged by Bataa. The Company has questioned the form of legal title taken for the properties as well as adequate documentation and disclosure of all underlying obligations, liabilities and arrangements relating to the properties, between Bataa Oil, Inc. and the vendors. The Company has also learned that some of these leases have been forfeited due to a failure to meet a drilling obligation imposed by G & H Production. The Company was not apprised of such obligations of prior to acquisition of its interest in the leases. The Company has been advised by legal counsel that the issuance of the shares to Bataa Oil and its designees was without the kind, amount or form of consideration as authorized by the Board of Directors and could therefore be deemed to be an invalid issuance. In order to protect the interests of all shareholders, the Company has therefore placed a "stop transfer" with the transfer company against all of the founders shares, including the shares issued to Bataa and Bataa's designees and Richard and Anita Knight.

        As a result of this dispute, in May 1999, Bataa Oil, Richard and Anita Knight and certain others filed a complaint in the District Court, County of Denver, in the State of Colorado (Case No. 99CV3482) against the Company, its wholly-owned subsidiary, Stone Canyon Colorado and Stone Canyon Canada, which was previously the Company's sole controlling shareholder.
The original complaint asserted only one claim (breach of fiduciary duty and mandatory injunction) against the Company to compel it to remove restrictive legends from the plaintiffs' shares of the Company's common stock. The plaintiffs have amended their complaint twice, and as a result, have named additional defendants to this lawsuit, including members of the Company's Board of Directors, the Company's transfer agent (Holladay Stock Transfer Inc.) and other individuals. The plaintiffs' second complaint also includes causes of action for conversion, civil conspiracy and unjust enrichment. The Company's Answer and Counterclaims denied all material allegations, asserted numerous affirmative defenses and asserted counterclaims against Plaintiffs Bataa Oil, David Calvin and/or Richard and Anita Knight for an accounting, fraud, intentional misrepresentation, breach of fiduciary duty, damages and punitive damages.

        The Company has disputed the allegations made by the plaintiffs and claims they are untrue.

        On September 13, 2000, the Company, Stone Canyon Colorado, Stone Canyon Canada, and others entered into a settlement agreement with Bataa Oil, its affiliates and applicable employees whereby Bataa and Bataa's designees that received any of the 411, 842 shares of common stock disclaimed any and all interests therein. Each of the parties to such agreement agreed to dismiss all pending litigation against each other and release each other from all claims that they may have respectively as of that date, whether known or unknown. Such settlement agreement did not include Tedd and Mary Duncan or Richard and Anita Knight nor a disclaimer to the 63,910 shares previously issued to the Knights.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
              COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        The following table sets forth the names and ages of all directors and executive officers of the Company as of the date of this report,

indicating all positions and offices with the Company held by each such person:


NAME                    AGE                   POSITION
----------------        ---   --------------------------------------------
John Gradek              48   Chief Executive Officer and member of the Board of Directors

Cameron Haworth          41   President and member of the Board of Directors of the Company and Stone Canyon Resources, Inc.

Jacqueline Danforth      28   Secretary and member of the Board of Directors; Member of the
                              Board of Directors of Stone Canyon Resources, Inc., Carbon
                              Resources Limited, Syngen Technologies Limited and Lanisco
                              Holdings Ltd.

James Shone              26   Member of the Board of Directors of the Company and Stone
                              Canyon Resources, Inc.

Thomas E. Cooley         59   Member of the Board of Directors of the Company; President
                              and member of the Board of Directors of Carbon Resources Limited;
                              President and member of the Board of Directors of Syngen
                              Technologies Limited

Marc Cernovitch          26   Vice President

James E. Nielson         69   Member of the Board of Directors

Duane F. Baumert         59   Member of the Board of Directors


        The members of the Company's Board of Directors are elected by the holders of the Company's common stock. Cumulative voting for directors is not permitted. The term of office of directors of the Company ends at the next annual meeting of the Company's shareholders or when the successors are elected and qualified. The annual meeting of shareholders is specified in the Company's bylaws to be held within six (6) months of the end of each fiscal year and the last annual meeting was held on June 28, 2000. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of shareholders, or when his successor is elected and qualifies. Except as otherwise indicated below, no organization by which any officer or director previously has been employed is an affiliate, parent, or subsidiary of the Company.

DIRECTORS AND OFFICERS OF THE COMPANY AND ITS SUBSIDIARIES

        MANAGEMENT OF THE COMPANY

        The following table furnishes the information concerning the officers and directors of the Company as of September 19, 2000. The directors of the Company are elected every year and serve until their successors are elected and qualify.

NAME                         AGE                 TITLE                                  TERM OF
                                                                                        SERVICE
-------------------          ---      -----------------------------------------   -------------------
John Gradek                  48       Chief Executive Officer; Director              09/99 to Present

Cameron Haworth              41       President, Director                            12/97 to Present

Jacqueline Danforth          28       Secretary-Treasurer, Director                  12/97 to Present

Marc Cernovitch              26       Vice President                                 04/97 to Present

Thomas E. Cooley             59       Director                                       08/00 to Present

James Shone                  26       Director                                       12/97to Present

James E. Nielson             69       Director                                       9/00 to Present

Duane F. Baumert             59       Director                                       09/00 to Present


        Mr. John Gradek - Chief Executive Officer and Director

        Mr. Gradek has been a director of the Company since September 14, 1999 and became the Company's Chief Executive Officer on August 15, 2000. Mr. Gradek worked for Canadian Pacific Railway during the last six years as Director Capacity Planning and previously as Director of Locomotive Fleet Management and a key participant in the corporation's total business redesign. Mr. Gradek previously served Air Canada for fifteen years in such capacities as Director of Yield Management, Manager of Schedule Design, Aircraft Customer Service Manager, Operation Auditor and Manager of

Passenger Pricing. Mr. Gradek received a Bachelor's Degree in Applied Science from Loyola College (Montreal), Bachelor of Engineering
(Electronics) from Carleton University (Ottawa) and his MBA degree from U. Western Ontario (London). Mr. Gradek is fluent in English and French.

        Mr. Cameron Haworth - President & Director

        Mr. Haworth who has been with the Company since December 1997, obtained his B.Sc. in December 1987 from the University of Wyoming and a Degree in Petroleum Technology from SAIT in 1984. Mr. Haworth was previously employed by Schlumberger (formerly REDA Services) as the sales manager. Mr. Haworth has several years of experience in the oil and gas industry supervising and coordinating the marketing, sales and field services and order initiation for the Canadian market. Mr. Haworth has extensive experience in preparing business plans and presentation material. Mr. Haworth has been an officer and director of Stone Canyon Canada from July 1997 to present and an officer and director of Stone Canyon Colorado from January 1998 to present.

        Ms. Jacqueline Danforth -  Secretary/Treasurer, Director

        Ms. Danforth, has been an officer of the Company since December 1, 1997, has been a director of Carbon since May 22, 1998 and a director of Syngen Technologies Limited since June 25, 1999 and a director of Lanisco Holdings Ltd., since August 1999. Ms. Danforth has spent the past several years in the employ of publicly traded companies. Ms. Danforth provides contract administrative and accounting services to these companies and is familiar with all aspects of day to day administration including public reporting requirements under Canadian regulatory rules. Ms. Danforth has recently expanded her duties to include a stronger focus on the oil and gas sector and has attended numerous courses and seminars offered by CAPL and the University of Calgary to familiarize herself with the industry. Ms. Danforth has been an officer of Stone Canyon Canada from November 14, 1996 to date. Ms. Danforth is currently completing her studies to become a certified general accountant.

        Mr. Marc Cernovitch - Vice President

       Mr. Cernovitch has been with the Company since December 1997 and is currently employed as Vice President. Mr. Cernovitch was previously employed with Georgia Pacific Securities as an investment advisor, Mr. Cernovitch is fully versed in the review and assessment of the financial operations of corporate operations. Mr. Cernovitch takes an active role in the management of the Company's financial operations and investor relations. Mr. Cernovitch is an economics graduate of McGill University.

        Mr. Thomas E. Cooley - Director

        Mr. Cooley has been the Company's technology director since October 1997 and became a member of the Board of Directors on August 2, 2000. Mr. Cooley previously served as President of Kvaerner Membrane Systems, Inc. from August 1994 through October 1997. Prior to that, from 1984 through August 1994, Mr. Cooley was the General Manager - Marketing and Engineering for Grace Membrane Systems, which was acquired by Kvaerner in August 1994. Mr. Cooley is a registered professional engineer in the State of Texas and the Province of Alberta, Canada. Mr. Cooley holds three (3) U.S. patents and two (2) Canadian patents and he has had eight (8) papers published. Mr. Cooley is recognized world wide as one of the pioneers of the development application of gas permeation membranes for natural gas processing. Mr. Cooley earned a B.A. degree in Chemical Engineering from Rice University in 1963 and a B.S. degree in Chemical Engineering from Rice University in 1964.

        Mr. James Shone - Director

        Mr. Shone has been with the Company since December 1997, is currently employed by the Business Development Bank of Canada (BDC) in the finance department and is serving his first term on the Board of a publicly trading Company. Previously employed with the Trust Company of the Bank of Montreal as a client service officer, Mr. Shone is fully versed in the review and assessment of the financial operations of corporate operations. Mr. Shone takes an active role in the management of the Company's financial operations and annual corporate expenditures. Mr. Shone is familiar with financial statement review and preparation, budgeting and financial forecasting. Mr. Shone is a graduate of McGill University. Mr. Shone has been a director of Stone Canyon Colorado since January 1998.

        Mr. James E. Nielson

        With an extensive career as an oil and gas executive, Mr. Nielson brings an in-depth understanding of the industry to Synergy Technologies. Mr. Nielson was President and Chief Executive Officer of Husky Oil of Calgary, Alberta, Canada, from 1973 to 1979, during which time Husky Oil experienced tremendous growth, a four-fold increase in operating revenues and a six-fold increase in profits. He also began the planning that led to the development of Husky's heavy oil upgrader at Lloydminster, Alberta.
Upon his return to Wyoming in 1979, Mr. Nielson formed JN Oil and Gas, a privately owned exploration and production company. After 12 years at the helm of JN Oil and Gas, he formed Nielson and Associates. Mr.
Nielson, currently serves as a director at the American Petroleum Institute, the Shoshone First Bank of Cody, Wyoming, and the Y-Tex Corporation of Cody, Wyoming.

        Mr. Duane F. Baumert - Director

        Mr. Baumert was elected to the Board of Directors in September 2000. Mr. Baumert has extensive experience in the area of worldwide licensing of technology and intellectual property rights. Mr. Baumert has been the Business Director of UNICARB(R) Systems Business of the Union Carbide Corporation since 1990. Mr. Baumert has been with Union Carbide since 1966 and during that time has held the positions of Director of Marketing, National Sales Management and International Business Director. Mr. Baumert received a B.S. in Business Administration and Management from the University of Nebraska in 1963.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of October 5, 2000 with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, by each of the Company's officers and directors, and by the officers and directors of the Company as a group. Information is also provided regarding beneficial ownership of Common Stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next sixty (60) days) are exercised and additional shares of Common Stock are issued:

COMMON STOCK


BENEFICIAL OWNER                           NUMBER OF SHARES                             PERCENT OF CLASS
------------------------------------     --------------------                           ----------------
John Gradek                                     200,000                                             1.5%

Thomas Cooley - Board of Directors(6)           735,489                                             5.8%

Cameron Haworth - President
& Board of Directors                            257,000                                             2.0%

James Shone - Board of Directors                118,216                                             0.9%

Marc Cernovitch - Vice President - Finance      10,000                                              ---%

Jacqueline Danforth - Secretary-Treasurer       423,357: 73,500 shares owned directly and 114,857
& Board of Directors (7)                        shares owned beneficially by Argonaut Management
                                                Group Inc. of whom Ms. Danforth is the sole
                                                shareholder, officer and director                   3.3%

James E. Nielson                                540,000                                             4.2%

Duane F. Baumert(8)                             128,500                                             1.0%

Officers and Directors as a group               2,412,562                                           17.4%

___________________
[FN]

     6 Mr. Cooley is also a shareholder of Laxarco Holding Limited but disclaims any investment control over or beneficiary interest in the shares of the Company owned by Laxarco Holding Limited, for purposes hereof.

     7 Ms. Danforth's total shareholdings of 423,357 includes options for 235,000 shares.

     8 Mr. Baumert owns options to 125,000 shares directly; his wife, Dorothy T. Baumert, owns 3,500 in her retirement plan.



CHANGES OF CONTROL

        On August 21, 2000, the Company's Board of Directors resolved to release from escrow 13,000,000 shares of common stock being held against the shares of Syngen Technologies Limited and the title to the CPJ Technology. The 13,000,000 shares were issued in the name of Laxarco Holding Limited and are to be released upon an undertaking by Laxarco Holding Limited to supply technical personnel in accordance with terms and conditions set forth in its previous agreement with Carbon Resources (See "DESCRIPTION OF BUSINESS") and the delivery of the shares of SynGen Technologies from escrow to the Company. As of the date of this filing, neither the above-reference undertaking nor the SynGen Technologies shares have been released to the Company. Therefore, the aforementioned 13,000,000 shares have not been released to Laxarco.

                         DESCRIPTION OF CAPITAL STOCK

        The total number of shares of all classes of stock that the company is authorized to issue is 50,000,000 shares of common stock, $0.002 par value The Company had 12,714,632 shares of common stock outstanding as of September 19, 2000.

COMMON STOCK

        The holders of common stock are entitled to one vote per share on all matters voted on by our stockholders, including the election of directors. Except as otherwise required by law, the holders of shares of common stock exclusively possess all voting power of our stockholders. The holders of common stock are entitled to those dividends as may be declared form time to time by the board of directors from funds available for dividends.

                     INTERESTS OF NAMED EXPERTS & COUNSEL

        None of the experts or Counsel named in the prospectus are affiliated with the Company, except Mr. W. Scott Lawler, who is in-house legal counsel. Mr. Lawler will receive no direct or indirect interest in the Company as a result of this Registration Statement, nor will he receive any continued income.

                           DESCRIPTION OF BUSINESS

General Description and Development of Business

On February 10, 1997, Synergy Technologies Corporation, a Colorado corporation (the "Company"), was incorporated under the laws of the State of Colorado, under the name of Automated Transfer Systems Corporation.

On November 24, 1997, the Company filed with the State of Colorado Secretary of State, Articles of Exchange by and between itself and Stone Canyon Resources, Inc., a Colorado corporation ("Stone Canyon Colorado"), whereby the Company acquired 100% of the outstanding shares of common stock of Stone Canyon Colorado, in exchange for 2,901,007 shares of common stock of the Company, exchanged on a one share for one share basis. The Company, at that time, also issued an additional 4,539,162 shares of its common stock to convert $453,916 of Stone Canyon Colorado's debt into equity. Such conversion caused Stone Canyon Colorado's creditor, Stone Canyon Resources Ltd., a Canadian corporation ("Stone Canyon Canada") to become the controlling shareholder of the Company, owning 45.3% of its outstanding stock at that time.

Stone Canyon Colorado was incorporated on November 7, 1996, under the laws of the State of Colorado to acquire, explore and develop oil and gas resources in North America. Since its incorporation on November 7, 1996, Stone Canyon Colorado participated in a variety of activities as follows:

1. The acquisition of U.S. petroleum and natural gas lease rights in Colorado and Wyoming
2. The acquisition of Canadian petroleum and natural gas lease rights in the Province of Alberta
3.      The drilling of exploratory wells

On May 5, 1998, the Company, Carbon Resources Limited, Laxarco Holding Limited and the Company's then-controlling shareholder, Stone Canyon Canada, entered into a share exchange agreement (the "First Laxarco Agreement") whereby the Company was to acquire 75% of the issued and outstanding shares of Carbon Resources Limited, a company incorporated pursuant to the laws of the Republic of Cyprus ("Carbon"), in exchange for the issuance of 10,000,000 shares of the Company's common stock. Under the terms of the First Laxarco Agreement, Stone Canyon Canada granted to certain shareholders of Laxarco Holding Limited an option to acquire up to 3,000,000 shares of common stock of the Company held by Stone Canyon Canada. Pursuant to the terms of the First Laxarco Agreement, an Escrow Agreement dated May 5, 1998 (the "Escrow Agreement"), was entered into by and between the Company and Laxarco Holding Limited, a company incorporated under the laws of the Republic of Cyprus ("Laxarco") whereby the 10,000,000 shares of the Company issued pursuant to the First Laxarco Agreement were put into escrow to be released upon the successful completion of the gas-to-liquids technology under development by Carbon. The certificates representing seventy-five
percent (75%) of the shares of Carbon were also placed into escrow.   (See
"The Company's Business-Business of Syngen Technologies Limited" below.) Under the terms of the Escrow Agreement, Laxarco has provided an irrevocable voting power of attorney to the Board of Directors of the Company until the 10,000,000 shares are released from escrow. The certificates representing seventy five percent (75%) of the issued and outstanding shares of Carbon were also placed into escrow. The First Laxarco Agreement further allows that in consideration of Stone Canyon Canada granting to certain of the shareholders of Laxarco the option on 3,000,000 shares of the Company's common stock, Stone Canyon Canada would have the right to require the Company to transfer the shares of the Company's subsidiary, Stone Canyon Colorado, to Stone Canyon Canada upon completion of the intended transactions between Laxarco and the Company under the First Laxarco Agreement . The First Laxarco Agreement received shareholder approval on June 5, 1998.

 Carbon is in the business of developing technologies. Since its incorporation on April 10, 1998, and the name change to "Carbon Resources Limited" on April 28, 1998, Carbon has participated in a variety of activities, as follows:

        1. Acquired a proprietary technology for the conversion of gas-to-liquids (the "SYNGEN Technology")
        2.       Conducted research and development of the SYNGEN Technology
        3. Entered into an agreement for the acquisition of a proprietary technology for the upgrading of heavy oil (the "CPJ Technology") (the SYNGEN Technology and the CPJ Technology are referred to herein collectively as the "Technologies")
        4. Established a laboratory facility for the testing and research and development of the technologies

On September 30, 1998, the Company and Carbon entered into a letter agreement with Stone Canyon Canada for the development of a 4 barrel per day gas-to-liquids demonstration facility in exchange for granting to Stone Canyon Canada the Canadian marketing and licensing rights to the SYNGEN Technology.

On January 6, 1999, the Company, through Carbon, acquired the shares of Lanisco Holdings Limited, a company incorporated in the Republic of Cyprus ("Lanisco"), which holds the rights to acquire the CPJ Technology, a proprietary technology for the upgrading of heavy oil. Under the terms of an agreement between Lanisco and the inventor of the technology, Dr. Pierre Jorgensen, whereby Lanisco acquired such rights, Lanisco and/or Carbon must expend not less than $1,000,000 towards the development and commercialization of the CPJ Technology and pay to Dr. Jorgensen a royalty of 65% of the proceeds received from any licensing fees or royalties derived from the CPJ Technology. Upon execution of the agreement, the shares of Lanisco were to be transferred to Carbon. The agreement also established a trust whereby Carbon's legal counsel held the assignment of the CPJ Technology until such time as the funding of the $1,000,000 for commercialization of the CPJ Technology has been completed. See below, "THE COMPANY'S BUSINESS - BUSINESS OF CARBON RESOURCES LIMITED." The Company completed its obligation to expend not less than $1,000,000 towards the development of the CPJ Technology and entered into an amended agreement with Dr. Jorgensen, whereby, in exchange for shares of common stock, Dr. Jorgensen will be paid a reduced royalty of five percent (5%) on the net proceeds of any license fees, royalties, or any such other revenues realized by Lanisco from the Technology

On January 8, 1999, the Company reached a verbal agreement with Texas T Petroleum Ltd., a Colorado oil and gas corporation ("Texas T Petroleum"), whereby Texas T Petroleum received an option to negotiate the acquisition of up to 50% of the shares of Carbon in exchange for the payment of $100,000 cash and the expenditure of an additional $100,000 towards development of the CPJ Technology. Synergy advanced $100,000 of such funds to Lanisco Holdings Ltd. for the purchase of 1,000,000 units of Texas T Petroleum. Each unit is comprised of one (1) share of common stock and a warrant to acquire an additional share for $1.00 per share.

On February 12, 1999, the Company filed a Certificate of Amendment with the Department of State of the State of Colorado changing its name from Automated Transfer Systems Corporation to Synergy Technologies Corporation. The name change was accepted by the State of Colorado on March 2, 1999.

On March 22, 1999, the Company, Stone Canyon Colorado (a wholly owned subsidiary of the Company) and Revival Resources Ltd., an Alberta corporation, entered into an agreement whereby Stone Canyon Colorado acquired a 22.38% APO interest in an oil and gas property known as the Wilson Creek Prospect located in Alberta, Canada, as well as Revival's respective interest in certain other development leases located in the Province of Alberta. See below " BUSINESS OF STONE CANYON RESOURCES INC." Under the terms of the agreement, the Company issued a total of 63,801 shares of common stock at a deemed value of US$0.53125 per share for total value of US$33,895 in full and final payment for the leases.

On June 20, 1999, Stone Canyon Canada concluded agreements with Natural Resources Canada's Industry Energy Research and Development Program ("IERD") to secure a forgivable loan of $483,000 ($700,000 CDN) towards the development of the 4-barrel per day SYNGEN demonstration facility. This funding is repayable in full in the event that the SYNGEN Technology proves commercially viable. In such event, 10% of the revenues received per annum by Stone Canyon Canada as a result of the implementation of the SYNGEN Technology will be paid to IERD until repayment in full. In the event that the technology does not prove commercially viable, no reimbursement to IERD shall be required. The obligation of repayment is solely Stone Canyon's obligation and not the Company's. This funding program has also been used by Stone Canyon and the Company as collateral to obtain secured loans in the aggregate amount of $350,000, which has been converted into 700,000 shares of the Company's common stock (as discussed in the last two (2) paragraphs of this subsection).

On June 25, 1999, Carbon, which at the time was 75% owned by the Company, and Laxarco entered into an amendment to the Assignment of Technology Agreement, by which Carbon had obtained the proprietary rights to the SYNGEN
Technology.   The purpose of such Amendment was to clarify Carbon's
obligation regarding the construction and completion of a pilot unit utilizing the SYNGEN Technology, the commercialization thereof and to confirm that neither party had committed any breaches of the original agreement. Such amendment specifically eliminated Carbon's obligation to raise $6 million U.S. within one (1) year of the closing of the original transaction. Instead, Carbon must complete construction of a pilot unit utilizing the SYNGEN Technology by November 1, 2000. See below "BUSINESS OF SYNGEN TECHNOLOGIES LIMITED - TECHNOLOGY DEVELOPMENT (A) PHASE ONE DEVELOPMENT".

On June 25, 1999, the Company also entered into a second share exchange agreement with Laxarco to acquire the remaining 25% of the shares of Carbon owned by Laxarco in exchange for the issuance of 3,000,000 shares of the Company's common stock (the "Second Laxarco Agreement"), thus making Carbon
a wholly-owned subsidiary of the Company.   The Company and Texas T
Petroleum also agreed with Laxarco that Laxarco shall have the exclusive right for thirty (30) days to offer to purchase the CPJ Technology in the event the Company and Texas T Petroleum decide to no longer develop the CPJ Technology.

On June 25, 1999, the Company entered into an Amended and Restated Escrow Agreement whereby the 3,000,000 shares of the Company issued under the Second Laxarco Agreement were added to the Escrow Agreement (the "Amended Escrow Agreement"). The Amended Escrow Agreement calls for Laxarco to deliver an irrevocable power of attorney in favor of the Board of Directors of the Company to vote such 3,000,000 shares until such time as they are
released from escrow.   The Amended Escrow Agreement further sets forth the
events upon which the 10,000,000 and the 3,000,000 shares of the Company will be released to Laxarco. The 10,000,000 shares were to be released upon the earlier of the: (i) prove-up of the SYNGEN Technology; and (ii) the receipt of an independent report attesting to the commercial viability of the CPJ Technology. The 3,000,000 shares were to be released upon the latter of the two (2) events. The release of any of the shares was further conditioned upon the Company receiving perfection of title to the subject Technology. (See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - CHANGES IN CONTROL").

On June 25, 1999, the Company incorporated Syngen Technologies Limited pursuant to the laws of the Republic of Cyprus ("Syngen Tech.") and caused Carbon to transfer its interest in the SYNGEN Technology to Syngen Tech. As a result, all of the outstanding shares of Syngen Tech. were placed into escrow and all of the outstanding shares of Carbon were released to the Company.

On June 26, 1999, the Company executed a share exchange agreement with Texas T Petroleum, whereby Texas T Petroleum will acquire fifty percent (50%) of the issued and organized shares of Carbon in exchange for the issuance of 2,000,000 units of Texas T Petroleum, each unit consisting of one share of common stock and one share purchase warrant entitling the holder to purchase one additional share of Texas T Petroleum common stock at $1.00 per share within two years from June 25, 1999, and the payment of $900,000 by Texas T Petroleum for the development of the CPJ Technology.

On January 14, 2000, the Company and Stone Canyon Canada entered into a Financing and Security Agreement with Mr. James E. Nielson and Wood River Trust, whereby Stone Canyon Canada received a loan in the amount of $300,000 U.S., repayable from the proceeds received by Stone Canyon Canada under the
IERD grant program discussed above.   As part of the terms thereof, the
Company has granted each of the lenders the right to convert any part of their respective portion of the principal of the loan into restricted shares of its common stock at a deemed price of $0.50 U.S. per share. The lenders will have the right to include such shares in any appropriate registration statement filed by the Company with the Securities and Exchange Commission. Upon exercise of such conversion right, all interest accrued on the converted principal loan amount shall be automatically forgiven. Such right must be elected no later than ninety (90) days from the initial start-up of the Company's SYNGEN reactor under construction in the Province of Alberta. Upon exercise by any of such lenders of their right to convert, they shall also receive a warrant to purchase the same number of shares at a price of
$1.00 per share.   Such warrant must be exercised by December 15, 2002.  As
of June 13, 2000, each of the lenders converted their share of the loan into the aforementioned shares and warrants.

Pursuant to a second Financing and Security Agreement executed in January 2000 between, Stone Canyon Canada, the Company and Caribbean Overseas Investments Ltd., under the same terms as discussed in the immediately preceding paragraph, a further $50,000 in loan proceeds was received by the Company. As of September 11, 2000, Caribbean Overseas Investments Ltd. converted its promissory note from such financing into 100,000 shares and warrants for an additional 100,000 shares.

THE COMPANY'S BUSINESS

The Company's principal place of business is 335 - 25th Street, S.E., Calgary, Alberta, Canada, T2A 7H8.

The Company, through its subsidiaries, also maintains offices in Houston, Texas, London, England and underwrites projects in Orleans, France. See " DESCRIPTION OF PROPERTIES"

The Company conducts its operations through its wholly-owned subsidiaries, Carbon, Lanisco, Stone Canyon Colorado and Syngen Technologies Ltd. (SEE -"GENERAL DESCRIPTION AND DEVELOPMENT OF BUSINESS".) The Company has 20 full-time employees.

A.  BUSINESS OF CARBON RESOURCES LIMITED

In 1998 and 1999, Carbon acquired the rights to own and develop two (2) unique proprietary technologies - the SYNGEN Technology and the CPJ Technology. See "DESCRIPTION OF BUSINESS - OTHER REQUESTED INFORMATION - PATENTS." After the Company's acquisition of Carbon, it believed it was advantageous to transfer the SYNGEN Technology into a separate wholly-owned subsidiary, Syngen Technologies Ltd. See "BUSINESS OF SYNGEN TECHNOLOGIES LIMITED" below.

1. The Heavy Oil (CPJ) Technology

(a) Background of the Technology

The CPJ Process was invented and developed by Dr. Pierre Jorgensen, a retired French process engineer who spent his career dealing with the fluid catalytic crackers, cokers, visbreakers, and bottom of the barrel refinery economics. Once retired, he spent years at Orleans University to obtain a PhD. At his own expense, he funded the experimental work on this process, which was the basis of his doctoral thesis. The objective of Dr. Jorgensen's experimental work was to show that not only could his process upgrade heavy oil to a valuable light oil, but also to show that his process could replace the fluid catalytic cracker, coker, hydrocracker and visbreaker processes of a typical refinery. As a practical process engineer, Dr. Jorgensen typically compares his process results with those observed in commercial practice on the same raw materials. He has made test runs on atmospheric bottoms, vacuum tower bottoms, and waste lube oil for re-refining purposes. Dr. Jorgensen's pilot plant was in operation in Orleans during 1989-1990 and was reassembled in Orleans in 1999 by Carbon to substantiate Dr. Joregensen's claims for his process. Carbon realized that if the CPJ Process could meet its claims, then it was a breakthrough technology for upgrading heavy oil at the production site into more valuable oils.

As stated above, Dr. Jorgensen set out to show that his process was a suitable replacement for processing bottom of the barrel oils. Accordingly, much of his comparison studies were to compare his process against conventional processing for various heavy feeds. The Company believes that the CPJ Process produces a greater volume of desirable middle distillate fractions than do the conventional processes. The CPJ Process converts most of the feed into products that can be recovered via atmospheric distillation alone or marketed as an upgraded crude oil.

2.  The Process

The CPJ Process is a non-catalytic process and is completely thermal driven.
 Based upon an instantaneous thermal shock, the process breaks huge hydrocarbon molecules on average into two equal parts (minimizing production of gases and coke). Heavy molecules are placed at an initial state below the conditions for natural thermal cracking and then activated by thermal mechanical energy transfer from a jet of superheated steam. This effect is quickly obtained in a jet nozzle shearing the feed molecules.

This mixture then returns to thermodynamic steady state in a reactor soaker, giving stable end products, in a short residence time and at moderate pressure. Flash separators working at near atmospheric pressure separate the products without the requirement for large and expensive vacuum technology. The appropriate set of sep\arators produce recycle streams and final products.

General operating conditions of the CPJ process:

NON CATALYTIC (insensitive to metals, nitrogen, sediments, etc )
NON VACUUM
THERMAL DRIVEN
WORKING AT MODERATE PRESSURE
RELATIVELY SAFE TECHNOLOGY and process (NO OXYGEN required and all reactions are endothermic)
NO COSTLY HYDROGEN needed (high pressure, metallurgical constraints, and ammonia production are avoided)

B. BUSINESS OF SYNGEN TECHNOLOGIES LIMITED

On June 25, 1999, the Company incorporated Syngen Technologies Ltd., a company incorporated pursuant to the laws of the Republic of Cyprus ("Syngen Technologies"), as a wholly owned subsidiary to allow for the transfer of all rights and interest in the SYNGEN Technology from Carbon.

Syngen Technologies is a company committed to reducing greenhouse gases by converting them to valuable petroleum products. The conversion of remote gas reserves into valuable synthetic fuels such as jet fuel and diesel fuel (synfuels) is considered to be the focus of the natural gas industry for the 21st century. Syngen Technologies holds the rights to a patented process (SYNGEN) for the low cost conversion of associated gases and high CO2 natural gas to synthesis gas that is especially well suited for conversion to synthetic fuels via the Fischer-Tropsch process. The patent for this technology was registered in France on January 13, 1997 and was accepted on October 20, 1997. The U.S. and international patents were applied for on January 13, 1998 and granted on November 30, 1999. Syngen Technologies holds a further license to proprietary Fischer-Tropsch technology which includes a hydrocarbon chain limiting catalyst.

Syngen Technologies possesses a truly innovative route to syngas for the Fischer-Tropsch process. Invented and perfected through several patents over the past 12 years, a new process to convert natural gas via high-energy cold plasma has been developed and patented. Dr. Albin Czernichowski, the inventor, assigned the patents for his SYNGEN process to Laxarco who assigned the patents to Carbon. Synergy Technologies acquired the shares of Carbon and transferred all rights and interest in the technology to Syngen Technologies. The SYNGEN process is believed to offer substantial savings in capital costs ("CAPEX") and operating costs ("OPEX") over conventional syngas formation.

The new process has been extensively tested at the laboratory level and is believed to produce a superior feedstock for the Fischer-Tropsch process.
In addition, a variation of the SYNGEN process allows natural gases with CO2 levels up to 35% to be converted to synfuels economically. From a global warming context and in view of proposed governmental carbon taxes, this is believed to be a tremendous breakthrough.

1.  THE GAS-TO-LIQUIDS (SYNGEN) TECHNOLOGY

SYNGEN offers to the oil and gas industry a patented process for the generation of syngas from natural gases. The essence of the technology is passing the gas at moderate temperature through a plasma arc generated by electricity. The arc excites the molecules providing the energy for the chemical reactions to go forward. The French and U.S. patents have been issued and international patents are currently under application. This unique process has been named SYNGEN. Reducing the cost of synthesis gas formation is the most important hurdle according to the DOE (Department of Energy) and other sources to commercialization of synfuels on a grand scale. The Company believes SYNGEN accomplishes just that. Highlights of the SYNGEN process are as follows:

   Capital Costs (CAPEX) for synthesis gas can be reduced by more than 40% No exotic metallurgy required
   No sophisticated furnace required
   Natural gas up to 35% CO2 can be converted to acceptable synthesis gas Utility requirement imported from Fischer-Tropsch Process so little or no OPEX
   Patented technology with further patents applied for

Syngen Technologies has access to a proprietary Fischer-Tropsch process developed in Russia. Fischer-Tropsch processes have been used for over fifty years in Russia and considerable R & D efforts have been expended to improve catalysts. Typical Fischer-Tropsch processes produce wax from syngas in addition to the desired middle distillates. A catalyst to limit wax formation could result in improved yield and reduced Fischer-Tropsch CAPEX and OPEX, resulting in a more economically attractive process. The catalyst technology available through Syngen Technologies limits hydrocarbon chain length, preventing wax formation and producing hydrocarbons in the gasoline diesel jet fuel range. Syngen Technologies believes its licensed catalyst technology will be state of the art as compared to other available catalysts.

2.  STANDARD SYSTEM

The nominal commercial SYNGEN/FischerTropsch systems will be designed to process 100 million cubic feet (MMCFD) of gas per day into nominally 10,000 barrels of synfuel product. An increasingly important characteristic of all of the SYNGEN/Fischer-Tropsch systems products is the fact that they do not contain undesirable and/or harmful aromatics, nitrogen, or sulfur compounds.
 Legislation and regulatory requirements continue to add support for the broader use of synfuel products for these reasons. Improvements will continue to evolve and technology enhancements will continually be made to the basic system to fit both onshore and offshore locations.

3.      THE MARKET

The world's known gas reserves are estimated to be approximately 4,500 trillion cubic feet, of which approximately half are situated in areas presently considered to be "remote", without markets and/or pipelines. SYNGEN/Fischer-Tropsch systems are ideal for gas producers having sizable reserves but no immediate markets or existing pipeline systems available to them.

Syngen Technologies will face competition in the marketplace, however, it believes its system to be superior because of its CAPEX and OPEX advantage. In addition, most of the potentially competitive systems under development
are not for license to public markets.    Syngen Technologies'
Fischer-Tropsch should be significantly less expensive than any system manufactured by major oil companies. Potential competitors may eventually elect to either utilize Syngen Technologies /Fischer-Tropsch Systems or license the SYNGEN Technology as a more cost-effective method of achieving their objectives. The following companies are involved in the synfuel industry in some capacity.

(a)  Shell Oil Company

Shell's gas-to-liquids process, which was originally developed as the Gulf/Badger system, was sold to Shell Oil by Chevron following its acquisition of Gulf Oil.

Shell's first commercial plant, which is now called the Shell Synthetic Middle Distillate System, has been operating for many years in Malaysia, at a reported cost of $1.2 billion. A major cost factor is related to the extensive orientation to petrochemical products in this plant. Shell does not appear to offer its technology to third parties.

(b)  Exxon

Little is known about Exxon's work to date except that its catalysts are also cobalt based, but in conjunction with titanium rather than alumina. Exxon has reportedly spent over $150 million in development. It is understood that Exxon will only use its system for company owned and/or operated projects. The Exxon system is not expected to be cost competitive with the Syngen Technologies' commercially engineered Fischer/Tropsch System.

(c) Sasol

Sasol of South Africa has been converting South African coal reserves into synthetic fuels for years. Sasol currently has a gas-to-oil system in operation. However, it continues to use iron catalysts that produce CO2 and entails recycling resulting in reduced selectivity and productivity. There are indications that Sasol is considering licensing their technology to others but only in cases where they have an equity interest in the project. It is the Company's understanding and belief that Sasol has recently entered into a technology licensing agreement with Chevron.

(d)  Syntroleum

Syntroleum is a public company located in Tulsa, Oklahoma, which offers gas-to-liquids technology. Syntroleum, together with Brown & Root, announced their first "commercial" enterprise on December 11, 1997. The venture is expected to produce some 2,500 barrels per day of product. The Syntroleum process is not believed by the Company to be as efficient or cost effective, as compared to the SYNGEN Technology.

(e) Rentech, Inc.

Rentech, Inc. is a public corporation located in Denver, Colorado, which has developed its own gas-to-liquids technology. Rentech has recently announced that it has completed the basic engineering and design work required to convert its fifty-percent owned Sand Creek LLC project in Colorado from a methanol plant into a Fischer-Tropsch gas-to-liquids-facility. Rentech anticipates that it will convert this facility to a 1,000 barrel per day GTL facility. Rentech anticipates that this facility will be in full scale commercial production in the first quarter of 2002. Rentech's system is believed to be more costly that the Company's.

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

4.  AN ALTERNATIVE TO LNG

Gas-to-Liquids ("GTL") systems are a serious competitor to the Liquefied Natural Gas industry, particularly when producers sell FOB to end users with no added value through conversion of the producer's gas. Prospective LNG projects throughout the world are natural targets for the SYNGEN/Fischer-Tropsch systems and thereby constitute an important primary marketing thrust. The capital costs of a GTL system are approximately one third of comparable LNG facility costs, and margins on an MCF basis are at least treble for synfuel products, depending upon country of origin and related transportation costs.

A SYNGEN/Fischer-Tropsch System should preclude the need to utilize specialized transport vessels, which handle 6 BCF of gas equivalent and cost $275 million per ship. In addition to liquefaction and transportation costs, LNG must be re-gasified and converted into usable products through capital intensive plants at the destination. Conversely, synfuel products are either used locally or are shipped less expensively and are immediately ready for market.

 5.  THE ENVIRONMENT

In many countries of the world, associated gas from crude oil production is vented or flared due to the lack of an economic sales opportunity creating environmental concerns. These emissions contribute substantially to the global warming effect, as unburned hydrocarbons and CO2 (considered greenhouse gases) are released into the atmosphere, and efforts are being pursued on a global basis to reduce these emissions.

 6.  PRODUCTS AND APPLICATIONS

An increasingly important characteristic of all SYNGEN/Fischer-Tropsch System products is the fact that synfuel products are environmentally attractive in that they do not contain undesirable and/or harmful aromatics, nitrogen, or sulfur compounds. Legislation and regulatory requirements continue to add support for the broader use of synfuel products. The advantages of synfuels are as follows:

   No aromatic content
   "Smokeless" jet fuel and diesel
   No sulfur in products
   Cetane number 70 or above (diesel)
   Premium blending stocks
   Smaller gas reserves required
   No dedicated customers required

Refinery diesel is rated at a cetane number of 45. Diesel produced by the SYNGEN/ Fischer-Tropsch System will be very high grade diesel rated at a cetane number of 70+. This superior diesel fuel should command a premium price over regular diesel.

SYNGEN/Fischer-Tropsch System diesel will be used to blend and enhance low quality or normal diesel fuels. Diesel is used extensively in the trucking and transportation industries, including the railroad industry.
SYNGEN/Fischer-Tropsch Systems products can also be reformulated relatively inexpensively into Jet A fuel for aircraft.

As a refined product, naphtha commands a price related to, but in excess, of crude oil. SYNGEN/Fischer-Tropsch System naphtha lends itself to numerous applications in the chemical industry, notably as a premier ethylene feedstock, and can also be transformed into a variety of related fuel forms.

Although remote gas, which typically has no existing pipeline infrastructure, may in most cases be the most attractive source of gas for the SYNGEN/FischerTropsch process, other potential sources include:

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

   Refinery hydrocarbon waste gases which are excess to refinery fuel needs Alaskan natural gas, which after conversion to synfuel could be transported to the US West Coast refineries via the existing pipeline
   Associated gas being flared during crude oil production including offshore platforms
   Coal gas
   US natural gas converted specifically to target the most stringent clean fuels specifications
   US natural gas considered too high in impurities for economic pipeline use.

7.  TECHNOLOGY DEVELOPMENT

The terms of the First Laxarco Agreement committed the Company to fund the phase one and phase two development of the GTL Technology of which Carbon held a 100% interest, subject to the payment to Laxarco of 25% of the revenues attributable to the licensing of the GTL Technology. The Company was required to fund a total of $6,000,000 over the entire project. This was later amended to require the Company to develop and construct a GTL pilot plant by November 1, 2000, as described below.

(a)  Phase One Development

Phase One development of the SYNGEN Technology was on-going in Orleans, France. On September 30, 1998, the Company executed a letter agreement with Stone Canyon Canada whereby Stone Canyon Canada has agreed to construct a 4 barrel ("bbl") per day demonstration facility in Alberta, Canada to showcase the SYNGEN process in return for the Canadian marketing and licensing rights to the process. The Company and Stone Canyon Canada contracted the services of Bower Damberger Rolseth Engineering Ltd., an Alberta corporation, in early 1999 to prepare the mechanical design for the 4bbl/day facility and prepare a capital cost estimate. In late 1999, the Company contracted with Nordic Engineering to complete the engineering of the 4 barrel per day facility, including certain design modifications.

In January of 2000, Beau Canada Exploration Ltd., an Alberta corporation, and the Company executed a letter agreement whereby it will provide the Company with a site location where the 4 barrel demonstration unit could be installed into existing infrastructure. In consideration for this Beau Canada Exploration Ltd. was granted 100,000 stock options for exercise at $2.25 per share. Subsequently the Company has been informed that Beau Canada Exploration Ltd. has sold the site location to AltaGas Services Inc.
 The Company has finalized definitive agreements with AltaGas Services for locating and operating the demo unit. AltaGas received options for 10,000 of the 100,000 option shares identified above.

Total capital costs, inclusive of the value assigned to Beau Canada infrastructure, is expected to be $2,411,500 ($3.5 million CDN).

The facility has been designed to include a SYNGEN reactor to produce sufficient synthesis gas from natural gas for feedstock for a 4 bbl per day capacity Fischer-Tropsch Unit. Test runs will be conducted to determine optimum operating parameters using various oxidant purity streams. The Fischer-Tropsch process is a proven process. Syngen Technologies will be using proven hydrocarbon chain limiting catalysts. One of these catalysts is supplied under license from the Novocherkassk Plant of Synthetic Products, neat Rostov, Russia. Syngen Technologies is of the opinion that operation of its SYNGEN/Fischer Tropsch demonstration plant will allow competitors of potential licensees to observe the performance advantages of its overall system. The Company expects to install the Fischer-Tropsch unit at the plant by mid-year 2001, and tests completed by the first quarter of 2002. Stone Canyon Canada has advised that the demonstration plant commenced commissioning in mid-2000. In addition, various other applications for the SYNGEN reactor, including hydrogen generation for fuel cells, will be tested.

As of June 20, 1999, Stone Canyon Canada advised the Company that it had received from a Canadian governmental organization, a $700,000 CDN (approximately $483,000 U.S.) award to be used towards the funding of the 4 bbl per day demonstration plant. The award came from the Industry Energy Research and Development Program of Natural Resources Canada, a Canadian Government's premier organization devoted to the development of clean, energy-saving technologies. The award comprises 25% of allowable costs of the demonstration plant and will be repayable by Stone Canyon Canada at a low interest rate upon commercialization of the SYNGEN process.

(b) Phase Two Development

Second stage development will include the design, engineering and construction of a 500 bbl per day SYNGEN reactor. Current budgets estimate the total cost of this project to be approximately $500,000. The Company intends to test the 500 bbl per day reactor in conjunction with a partner at an overseas location as feed gas in North America is presently too costly. The Company, through its affiliation with Stone Canyon Canada, will attempt to obtain government assistance in Canada and Alberta to offset high costs of feed gas should the reactor be developed in North America. However, it may be that an alternative method will be developed to prove up the 500 barrel per day design.

C.  BUSINESS OF STONE CANYON RESOURCES INC.

Stone Canyon Colorado, the Company's wholly-owned subsidiary, was incorporated in Colorado on November 7, 1996, with the objective of acquiring and developing oil and gas properties. On November 24, 1997 Stone Canyon Colorado became a wholly-owned subsidiary of Automated Transfer Systems Corporation. Stone Canyon Colorado holds minimal interests in certain oil and gas leases in the Province of Alberta, Canada. The Company has determined not to make any further expenditures on exploration and development of its oil and gas leases. The Company has verbally offered to Stone Canyon Canada the shares of Stone Canyon Colorado. The Company expects to conclude the disposition of the shares during the fourth quarter in fiscal year 2000.

In 1996 and 1997, the Company acquired some minor interests in certain oil and gas leases located in the States of Colorado and Wyoming. These acquisitions resulted in the commencement of litigation in May 2000 in State of Colorado District Courts located in Denver County and Weld County. Each of these cases were settled by entering into a settlement agreement dated September 13, 2000. See "LEGAL PROCEEDINGS."

Wilson Creek Prospect

Stone Canyon Colorado executed a farm-out agreement effective March, 1998 to earn an interest in certain lands in the Wilson Creek Area, Alberta, Canada.
 The land subject to the above farmout agreement encompasses 640 acres. Under the terms of the agreement Stone Canyon Colorado was required to pay 100% of the drilling and completion costs attributable to a 33.57% interest in the first test well drilled on the land to earn their working interest. Stone Canyon Colorado committed to drill a test well to a total depth of
2,250 meters to earn a 33.57% interest in the well before pay out.   The
first test well was drilled in March of 1998. Completion attempts produced flow rates below those anticipated by the Operator. Stone Canyon Colorado will then hold small percentage interests in the Wilson Creek leases, some of which will expire in year 2000.

Stone Canyon Colorado and the Company executed an agreement with Revival Resources Ltd. effective March 22, 1999, to acquire Revival's 22.38% after-payout interest in the Wilson Creek Prospect as well as its respective interests in certain other development leases located in the Province of Alberta. Under the terms of the agreement, the company issued a total of 63,801 shares of common stock at a deemed value of $0.53125 per share for total value of $33,895 in full and final payment for the leases.

On March 1, 2000 Stone Canyon Colorado received notice from the operator of the Wilson Creek leases of its intent to abandon the 14-34 well which had
been completed in September 1998.   Stone Canyon Colorado concurred with
this decision and has been advised that the total contingent liability with respect to the abandonment of the well in respect of their 33.57% interest is $16,965. Stone Canyon Colorado anticipates abandonment activity will be completed in fourth quarter of fiscal year 2000. Stone Canyon Colorado will then hold small percentage interests in the Wilson Creek leases, some of which will expire in year 2000.

                          DESCRIPTIONS OF PROPERTIES

PRINCIPAL PLANTS AND OTHER PROPERTY

   (i) The Company's property holdings are as follows:

   (1)     335 - 25th Street, S.E.
           Calgary, Canada T2A 7H8

The Company leases this property from Capital Reserve Corporation at the combined rate of $12,848 ($19,272 CDN) per month pursuant to a written, five
(5) year lease agreement. The Company subleases 8,287 square feet of office space at the rate of $8.00 (approximately $12.00 CDN) per square foot per annum and 4,394 square feet of laboratory space at the rate of $20.00 (approximately $30.00 CDN) per square foot per annum. These facilities serve as headquarters and laboratory space for its research and development activities on its technologies.

   (3)     5215 Spanish Oak
           Houston, Texas 77066

This space is made available to the Company in connection with its consulting agreements with Glidarc Technologies.

   (4)     8 Bellevue Road
           London, England  SW177EG

This space is made available to the Company in connection with its consulting agreements with Dow's Port Technical Services.

                         REPORTS TO SECURITY HOLDERS

The Company is a publicly reporting company under the Securities Exchange Act of 1934 and as such is required to file periodic reports with the SEC, including but not limited to annual reports, quarterly reports and current reports. Copies of all materials the Company files with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains, proxy and information statements, and other information regarding issuers that file electronically with the SEC; the address of that site is http://www.sec.gov. The Company also maintains some information on its web site located at http://www.synergytechnologies.com.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

                                 GENERAL

Statements included in Management's Discussion and Analysis of Financial Conditions and Results of Operations, which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward looking statements.

In connection with the Company's audit of its financial statements for the period ended December 31, 1999, the Company's financial statements for the periods ended prior to 1999 were restated to exclude certain contracts for the acquisition of two proprietary and patented technologies due to the fact that the issuance of shares in connection with such acquisitions were contingent upon verification that the Company's technologies have reached specific levels of commercial viability. As a result, previously recorded assets and liabilities associated with the technologies have also been excluded from the financial statements. See Notes 9 and 10 to the Unaudited Consolidated Financial Statements included herewith for a discussion of these contingent agreements.

Capital from equity issues or borrowing or partnering with industry is necessary to fund future operations. Therefore, the financial statements included in this report for the fiscal years ended December 31, 1999 and 1998 and unaudited financial statements for the six (6) months ended June 30, 2000 are not necessarily indicative of the Company's future operations.

PLAN OF OPERATION

The Company, as of June 30, 2000, had limited cash resources. The Company needs to raise additional funds to meet its cash requirements for the next twelve (12) months. The Company intends to raise such funds from the sale of equity securities through private placements, borrowings, government grants and partnering with industry in the development of its technologies.

The Company has advanced funds during the quarter ended June 30, 2000 to its subsidiaries, Carbon Resources Limited, Lanisco Holdings Limited, and Syngen Technologies Limited, to fund research and development of its CPJ Process
and the SYNGEN Process.   Syngen Technologies Limited will become a
wholly-owned subsidiary of the Company upon the release from escrow of all of the outstanding shares of Syngen Technologies Limited. (See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - CHANGES OF CONTROL".) The amounts advanced were for (a) the design, development and marketing of a 1/2 barrel per day CJ unit in Calgary, Alberta to test client oils; and (b) the design, development and marketing of a 4 barrel per day demonstration facility in the Province of Alberta utilizing the SYNGEN Technology. See below, "RESULTS OF OPERATIONS".

The Company completed installation of its 1/2 barrel per day CPJ Technology test unit in its laboratory in Calgary in the first quarter of 2000. In April 2000, it commenced testing heavy oil samples in the CPJ Technology test unit and commenced testing client samples after completing its own internal testing to optimize operating conditions. The Company expects that $500,000 will be expended by the end of March 2001 towards the operation and testing of the 1/2 barrel per day CPJ demonstration unit. The company also expects to receive one-half of such amount from its CPJ Technology joint venture partner.

During the fiscal year 2001, the Company intends to begin the detailed engineering of a heavy oil commercial plant, with a capacity of between 1,000 and 5,000 barrels per day, with construction expected to begin sometime in the year 2001. The total cost of this pilot plant is approximated at $25 million. The Company and its joint venture partner will look to potential users of the technology and government grants and/or loans to assist in funding the costs of construction of this commercial plant.

The Company has completed the construction and installation of its 4 barrel per day SYNGEN demonstration plant. The plant is presently in commissioning and the Company will be conducting various tests of the demonstration plant through the current fiscal year. The Company will also build a Fischer-Tropsch system, which will be installed next to the SYNGEN demonstration plant to create a gas-to-liquids system. The Company and its funding partner, Stone Canyon Canada, expect to expend $1.9 million on the construction of the Fischer-Tropsch system and operation of the completed 4 barrel per day gas-to-liquids demonstration plant during the next twelve
(12) months.

During the next twelve (12) months, the Company expects to complete the detailed engineering and commence construction of a 500 barrel per day SYNGEN reactor at the estimated cost of $500,000, to be placed at a site to be determined.

The Company expects that the total number of people employed by the Company and its subsidiaries will increase as the above-described pilot plants and demonstration units are completed and are in operation.

LIQUIDITY

Cash flows from continuing operations during 1999 and 1998 reflect net cash used of ($253,709) and ($667,569), respectively while cash flows provided by investing activities for the same periods were ($243,191) and ($90,690), respectively. Cash flows from financing activities for the periods ended December 31, 1999 and 1998 were $487,843 and $770,161, respectively.

At December 31, 1999, and 1998 the Company had working capital of ($1,351,796) and ($579,823) respectively. At June 30, 2000 and 1999, the
Company had working capital of ($308,048) and ($569,004), respectively. The Company's deficit working capital will continue to increase during fiscal year 2000, unless additional equity and/or debt financing is obtained. The Company hopes to obtain such financing and also hopes to receive funding from potential users of its technologies. If either of the foregoing are obtained, the Company believes it will have sufficient resources to meet operating expenses for the next twelve (12) months. See "DESCRIPTION OF BUSINESS - CURRENT OPERATIONS."

ASSETS

As at December 31, 1999 the Company had total assets of $182,191 compared to total assets of $764,544 at December 31, 1998. This represents a decrease of $582,353 which is mostly attributable to the Company's write down of its oil and gas assets from its balance sheet, due to a dry well expense. The Company has funded a project for the upgrading of heavy oil to light crude oil which is under development by Texas T Petroleum Ltd. by way of repayable loans totaling $127,841. As at June 30, 2000 the Company had total assets of $1,171,769 compared to total assets of $228,537 at June 30, 1999. This represents an increase of $943,233 which is attributable to an increase in cash due to deposits from a private placement conducted by the Company (see "RECENT SALES OF UNREGISTERED SECURITIES".) Total assets as at June 30, 2000 consist of $810,766 cash, related party receivables of $123,953, other receivables of $82,637, prepaid expenses of $27,553, investments totaling $100,000 and office equipment, net of accumulated depreciation of $3,672, of $26,860.

RESULTS OF OPERATIONS

As of the date of this filing the Company has limited sources of income. During the fiscal year ended December 31, 1999 and the six (6) month period ended June 30, 2000, the Company relied entirely upon the proceeds from the
sale of stock to pay its expenses.   The Company also relied upon funds from
its technology funding partners to pay for most of the research and development costs incurred during fiscal year 1999 and the first two (2) quarters of this fiscal year. (See the last paragraph of this Section below.) Management expects to earn some income from testing of heavy oil samples for clients, however the amount of the fees charged will be minimal as compared to the funds which will be required for the ongoing development of the Company's technologies.

The Company has a joint venture partner for the CPJ Technology who is obligated to fund $900,000 towards the development of the Technology to earn its fifty percent 50% interest therein. This funding commitment has been met to date with $233,273 remaining to fulfill the obligation. The joint venture partner is committed to funding fifty percent (50%) of the ongoing development costs of the CPJ Technology after earning its fifty percent (50%) interest. The Company must be able to raise additional funds for development of both technologies by way of borrowings, equity financings, licensing agreements or joint ventures to continue to fund the development of its' technologies.

The Company's net operating loss for 1999, as compared to 1998, increased by approximately 108% due to increases in salaries, rent, marketing, acquisition reviews, legal expenses and consulting fees. The Company's net loss in 1999 was $1,841,752, compared to a loss of $881,430 in 1998. The Company's net operating loss for the six (6) months ended June 30, 2000 of $1,828,199, as compared to the net operating loss for the six (6) months ended June 30, 1999 of $1,101,318, increased by 66% due to an increase in the Company's general and administrative expenses and a charge of compensation related to stock options in the first quarter of the year 2000 of $685,438. (See Note 7 to the Unaudited Financial Statements for the period ended June 30, 2000, included herewith.) The Company had dry-well expenses in the first quarter of 1999 of $551,095 with no such expenses in
the first quarter of this fiscal year.   The Company's net loss from
continuing operations during the first six (6) months of this fiscal year was $2,728,199, compared to a loss of $1,101,318 for the same period from the preceding year. This increase was due to a second quarter charge of amortization of debt discount and offering costs.

The Company's operating expenses for fiscal year 1999 were comprised primarily of oil and gas drilling costs and write off of oil and gas assets of $551,191, technology development of $764,857 and general and administrative expenses of $725,704. The Company's operating expenses for the six (6) months ended June 30, 2000, were comprised of general and administrative expenses of $722,223, stock option compensation of $733,125 and technology development of $372,851 for a total of $1,828,199. While the Company's total operating expenses for the six (6) month period ended June 30, 2000, increased by 40% from the same period from the preceding year, general and administrative expenses for the same periods increased by 106% due to increased personnel and investor relation activities.

The Company's present business does not generate sufficient revenues to cover its operating expenses. The Company may not be able to continue unless it can raise additional funds or source industry partners.

As of June 30, 2000, a total of $3,677,320 has been expended in the development of the Company's two proprietary and patented technologies by the Company, its subsidiaries and its joint venture partners. Of the total amount expended, Texas T Petroleum Ltd., the Company's joint venture partner in the CPJ technology has advanced $811,495 and $1,648,809 has been advanced by Stone Canyon Resources Ltd., a related corporation, for the SYNGEN technology, which amount includes a loan in the amount of $123,953 from the Company.

                          RELATED PARTY TRANSACTIONS

Effective May 20, 1998, Stone Canyon Canada, a corporation of which Ms. Danforth and Mr. Haworth are each a director and officer, of which Ms. Danforth is a greater than 5% shareholder, acquired 200,000 Units of the Company, pursuant to an offering pursuant to Regulation S under the Securities Act of 1933. The Units were acquired at $0.50 per Unit each Unit consisting of one common share and one share purchase warrant entitling the holder to acquire one additional share of common stock at $1.00 per share.

Effective July 2, 1998, Stone Canyon Canada, a corporation of which Mr. Haworth and Ms. Danforth are each a director and officer, of which Ms. Danforth is a greater than 5% shareholder, acquired 10,000 Units of the Company pursuant to pursuant to Regulation S under the Securities Act of 1983. The Units were acquired at $0.50 per Unit each Unit consisting of one common share and one share purchase warrant entitling the holder to acquire one additional share of common stock at $1.00 per share.

Effective September 30, 1998, Stone Canyon Canada, a private Canadian corporation of which Mr. Haworth and Ms. Danforth are each a director and officer, and of which Ms. Danforth is a greater than 5% shareholder, and the Company executed an agreement whereby Stone Canyon Canada was required to pay the costs of development of a 4bbl/day test facility for a gas-to-liquids technology currently under development by the Company in return for the Canadian licensing and marketing rights to the technology.

On February 10, 1999, the Company commenced a private placement of its common stock under Rule 504 of Regulation D at $0.50 per Unit. Each Unit consisted of one (1) share of common stock and one (1) warrant exercisable during the next two (2) years. The Units were priced at $0.50 US per Unit. The Company completed this offering on April 6, 1999, with proceeds of $750,000 for 1.5 million units. No commissions fees, underwriting fees, discounts or other selling expenses were paid.

Effective February 17, 1999, CMJ Consulting Ltd., a corporation of which Ms. Danforth is a director, officer and nominee holder of one-third of the outstanding stock, acquired 470,000 Units of the Company pursuant to an offering made pursuant to Regulation D under the Securities Act of 1933.
The Units were acquired at $0.50 per Unit, each Unit consisting of one common share and one share purchase warrant entitling the holder to acquire one additional share of common stock.

Effective April 5, 1999, CMJ Consulting Ltd., a corporation of which Ms. Danforth is a director, officer and nominee holder of one-third of the outstanding stock, acquired 124,686 Units of the Company pursuant to an offering made pursuant to Regulation D under the Securities Act of 1933. The Units were acquired at $0.50 per Unit, each Unit consisting of one common share and one share warrant entitling the holder to acquire one additional share of common stock.

Ms. Jacqueline Danforth receives $250.00 per month for administrative services from Stone Canyon Colorado.

During the fiscal year ended December 31, 1999, Synergy Technologies was charged a total of US$32,800 in consulting fees by Glidarc Technologies Inc. (a Texas corporation) for process management services provided by Mr. Thomas Cooley. Mr. Thomas Cooley is the President of Glidarc Technologies and a Director of Carbon Resources Limited, a private Cyprus corporation which is a subsidiary of Synergy Technologies Corporation. As at December 31, 1999, an amount of $32,800 for services rendered remained due and payable to Glidarc Technologies.

During the fiscal year ended December 31, 1999, Synergy Technologies was charged US$60,000 for management services (1998 - $60,000) and US$15,000 for rent (1998 - $4,500) by CMJ Consulting Ltd, a private Alberta corporation which shares a common officer and director to both Synergy Technologies Corporation and its wholly owned subsidiary, Stone Canyon Resources Inc. In addition, during the 1998 fiscal year, CMJ Consulting advanced to Synergy investor deposits totaling US$156,500, which amount remained outstanding as at December 31, 1998. During fiscal 1999, CMJ Consulting advanced an additional US$31,383 to Synergy and converted US$166,000 of the outstanding investor deposits to 332,000 shares of the common stock of Synergy at $0.50 per Unit under a Regulation D Offering. A further $69,000 from the outstanding accounts payable was also converted to 138,000 shares of common stock of Synergy at $0.50 per Unit under the Offering to February 17, 1999. CMJ purchased an additional 124,686 common shares of Synergy Technologies under the Offering for US$62,343 in April 1999. As at December 31, 1999 an amount of $13,143 of investor deposits (1998 - $156,500) and $76,861 recorded in the Synergy's accounts payable (1998 - $64,618) remained due to CMJ Consulting Ltd. Please note the accounts payable figures reported above include certain invoiced expenses incurred during the general course of business.

To the fiscal year ended December 31, 1999, Stone Canyon Resources Inc. (a wholly owned subsidiary of Synergy Technologies) was charged $18,000 US for management services (1998 - $18,000) and $2,021for rent (1998 - $1,516) by
CMJ Consulting Ltd. As at December 31, 1999 an amount of $43,115 (1998 - $19,926) recorded in Stone Canyon Resources Inc.'s accounts payable remained due to CMJ Consulting Ltd. Please note the accounts payable figures reported above include certain invoiced expenses incurred during the general course of business. As at September 30, 1999 the common officer and director resigned from CMJ Consulting Ltd. making the company an arm's length corporation.

During the fiscal year ended December 31, 1998, Synergy Technologies received cash advances totaling $200,770 from Stone Canyon Resources Ltd., a private Alberta corporation and former majority shareholder of Synergy, which also shares two common officers and directors. Amounts advanced were recorded on the financial statements as loans payable. In September 1998 Stone Canyon Resources Ltd. elected to convert $105,000 of the loans outstanding to 210,000 Units of common stock under Synergy's Regulation S offering at $0.50 per Unit.

In September 1998 Stone Canada and Synergy Technologies entered into a letter agreement under which Stone Canada agreed to fund the development of a 4-bbl/day gas to liquids demonstration facility under development by Carbon in return for the Canadian marketing and licensing rights to the technology. Pursuant to this agreement, at the fiscal year ended December 31, 1998, Carbon issued an invoice to Stone Canada in the amount of $370,799 for reimbursement of all costs incurred by Carbon in respect of the development of the 4-bbl/day facility.

During the fiscal year ended December 31, 1998, Stone Canyon received cash advances from Stone Canada of $90,492. Stone Canyon retired $40,982 of the outstanding loans payable over fiscal 1998.

As of December 31, 1998, the consolidated receivable which remained due from Stone Canada totaled $282,351.

During the fiscal year ended December 31, 1999, Stone Canada advanced funds to Synergy and its subsidiaries to reduce the amount outstanding at December 31, 1998. In addition, as at December 31, 1999, Syngen (the Synergy subsidiary to which the GTL Technology was transferred from Carbon) invoiced Stone Canada an additional $65,646 for reimbursement of 4-bbl/day facility expenses incurred over the year. As at December 31, 1999 the consolidated receivable which remained due from Stone Canada totaled $32,067.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock is traded on the Over-The-Counter Bulletin Board under the symbol "OILS". High and low bid prices for the last two (2) fiscal years are set forth below; these quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

                                   High              Low
2000
----
Third Quarter                      $3.00             $1.9375
Second Quarter                     $4.43             $1.9375
First Quarter                      $6.00             $0.50

1999
----
Fourth Quarter                     $0.8125           $0.37
Third Quarter                      $1.03             $0.4375
Second Quarter                     $2.93             $0.59
First Quarter                      $0.875            $0.437


1998
----
Fourth Quarter                     $0.875            $0.375
Third Quarter                      $2.125            $0.718
Second Quarter                     $1.938            $0.500
First Quarter                      $1.437            $0.400

As of September 19, 2000, there were 18 market makers in the Company's stock. The last available reported trade by the OTCBB prior to the filing of this report was October 2, 2000, at $1.96875 per share.

As of August 21, 2000, there were approximately 1,918 record holders of the Company's stock.

During the last two fiscal years, no cash dividends have been declared on the Company's stock.

                            EXECUTIVE COMPENSATION

The following table sets forth information for the individuals who served as the chief executive officer ("CEO") of the Company during any portion of the last three (3) fiscal years. No disclosure need be provided for any executive officer, other than the CEO, whose total annual salary and bonus for the last completed fiscal year did not exceed $100,000. Accordingly, no other executive officers of the Company are included in the table.

Name and Principal                          Other Annual
Position                  Year   Salary($)  Compensation($)     Other
-------------------------------------------------------------------------
Jacquie Danforth          1997      0           0                 0
Secretary, Treasurer
and Director

Jacquie Danforth          1998     2,070        0                 0
Secretary, Treasurer
and Director

Jacquie Danforth          1999      0           0                 0
Secretary, Treasurer
and Director

Cameron Haworth           1997      0           0                 0
President and Director

Cameron Haworth           1998      0           0                 0
President and Director

Cameron Haworth           1999      0           0                 0
President and Director

Thomas E. Cooley,         1998    81,666.62*    0               932
President and Director
of Syngen Technologies
Limited and Director of
Carbon Resources Limited

Thomas E. Cooley,         1999     8,000.00     0                  172,000
President of Carbon
Resources Limited

* THERE REMAINED AN UNPAID BALANCE DUE TO MR. COOLEY OF $23,333.32 AS OF DECEMBER 31, 1998 WHICH WAS SETTLED IN FULL PRIOR TO THE DATE OF THIS FILING.

COMPENSATION PURSUANT TO MANAGEMENT CONTRACTS

Ms. Danforth received $4,000.00 per month for administrative services. Mr. Cooley receives compensation for his services through a consulting agreement between the Company and Glidarc Technologies (see "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS").

OTHER COMPENSATION - NONE; NO STOCK APPRECIATION RIGHTS or warrants exist.

COMPENSATION OF DIRECTORS

The Company does not pay non-officer directors for their services as such, nor does it pay any director's fees for attendance at meetings. Directors are reimbursed for any expenses incurred by them in their performance as directors.

                             FINANCIAL STATEMENTS

Please refer to pages beginning with F-1.


                       SYNERGY TECHNOLOGIES CORPORATION
                               AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE COMPANY)


                              TABLE OF CONTENTS


                                                                      PAGE


Report of Independent Certified Public Accountants                     F-1

Financial Statements:

    Consolidated Balance Sheet - December 31, 1999                     F-2

    Consolidated Statements of Operations for the Years Ended
      December 31, 1999 and 1998 and for the Period from
      November 7, 1996  (Date of Inception) to December 31, 1999       F-3

    Consolidated Statements of Changes in Stockholders' Equity
     (Deficit) for the Cumulative Period from November 7, 1996
     (Date of Inception) to December 31, 1999                          F-4

    Consolidated Statements of Cash Flows for the Years Ended
       December 31, 1999 and 1998 and for the Period from
       November 7, 1996 (Date of Inception) to December 31, 1999       F-5

Notes to Consolidated Financial Statements                             F-6

HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

                                                     (801) 532-2200
MEMBER OF AICPA DIVISION OF FIRMS                   Fax (801) 532-7944
      MEMBER OF SECPS                          345 East 300 South, Suite 200
MEMBER OF SUMMIT INTERNATIONAL ASSOCIATES     Salt Lake City, Utah 84111-2693



              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and the Board of Directors
Synergy Technologies Corporation

We have audited the accompanying consolidated balance sheet of Synergy Technologies Corporation and subsidiaries (a company in the development stage) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the two years then ended and for the cumulative period from November 7, 1996 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Synergy Technologies Corporation and subsidiaries as of December 31, 1999 and the results of their operations and their cash flows for the two years then ended and for the cumulative period from November 7, 1996 (date of inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has had negative cash flows from operating activities during the years ended December 31, 1999 and 1998 and cumulative from inception through December 31, 1999. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


                                           HANSEN, BARNETT & MAXWELL


March 17, 2000
Salt Lake City, Utah

                       SYNERGY TECHNOLOGIES CORPORATION
                               AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE COMPANY)
                          CONSOLIDATED BALANCE SHEET
                     FOR THE YEAR ENDED DECEMBER 31, 1999


                                    ASSETS

Current Assets
        Cash                                                    $     3,082
        Receivables - related parties                                32,067
        Receivables - other                                          21,285
        Prepaid expenses                                             23,912
                                                                -----------
          Total Current Assets                                       80,346

Investment                                                          100,000
Office equipment and computers net of accumulated
   depreciation of $261                                               1,845
                                                                -----------

Total Assets                                                    $   182,191
                                                                ===========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
        Accounts payable                                        $ 1,063,805
        Accrued expenses                                             32,833
        Loans payable                                               322,361
        Loans payable - related parties                              13,143
                                                                -----------
          Total Current Liabilities                               1,432,142
                                                                -----------

Stockholders' Equity (Deficit)
       Common stock, $0.002 par value; 100,000,000
        shares authorized, 11,989,327  shares issued
        and outstanding                                              23,980
        Additional paid-in capital                                1,484,455
        Accumulated deficit                                      (2,758,386)
                                                                -----------

Total Stockholders' Equity (Deficit)                             (1,249,951)
                                                                -----------

Total Liabilities and Stockholders' Equity                      $   182,191
                                                                ===========

Commitments and contingencies (Note 9)


The accompanying notes are an integral part of these financial statements.

                       SYNERGY TECHNOLOGIES CORPORATION
                               AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE COMPANY)
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                             FOR THE YEARS ENDED
                         DECEMBER 31, 1999 AND 1998


                                                                Cumulative
                                                                Period From
                                                              November 7, 1996
                                        For the Years Ended  (Date of Inception)
                                             December 31,             to
                                       ------------------------   December 31,

                                          1999          1998          1999
                                       -----------  -----------   -----------
Revenue
  Option income                        $   200,000  $         -   $   200,000
  Consulting income                              -        8,927         8,927
                                       -----------  -----------   -----------
                                           200,000        8,927       208,927

Expenses
  General and administrative               725,704      640,030     1,400,938
  Technology development - Note 1          764,857       79,308       844,165
  Drywell expense                          551,191      171,019       722,210
                                       -----------  -----------   -----------
Total Expense                            2,041,752      890,357     2,967,313
                                       -----------  -----------   -----------

Loss Before Provision For Income Tax    (1,841,752)    (881,430)   (2,758,386)
                                       -----------  -----------   -----------
Provision For Income Tax                         -            -             -
                                       -----------  -----------   -----------

Net Loss                               $(1,841,752) $  (881,430)  $(2,758,386)
                                       ===========  ===========   ===========
Basic and Diluted Loss Per
  Common Share                         $     (0.16) $     (0.09)  $     (0.26)
                                       ===========  ===========   ===========
Weighted Average Number of Common
 Shares Used in Calculation             11,671,768   10,070,745    10,608,728
                                       ===========  ===========   ===========

The accompanying notes are an integral part of these financial statements.

                       SYNERGY TECHNOLOGIES CORPORATION
                               AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE COMPANY)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
               FOR THE CUMULATIVE PERIOD FROM NOVEMBER 7, 1996
                 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1999


                                               Common Stock        Additional                     Total
                                         ------------------------    Paid-In     Accumulated   Stockholders'
                                            Shares       Amount      Capital       Deficit    Equity(Deficit)
                                         ------------  ----------  ------------  ------------  ------------

BALANCE AT NOVEMBER 7, 1996                         -  $        -  $          -  $          -  $          -

Initial capitalization, $0.01 per share         1,000           2             8             -            10

Issuance of shares for cash, August
 1997; $0.01 per share                      2,900,007       5,800        23,200             -        29,000

Shares issued in recapitalization           2,549,500     (5,099)        (5,099)            -             -

Unexchanged certificates                       (7,143)       (13)             -             -           (13)

Shares issued in satisfaction of debt,
 October 1997, $0.10 per share              4,539,162      9,078        444,838             -       453,916

Net loss                                            -          -              -       (35,204)      (35,204)
                                         ------------  ---------  -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1997                9,982,526     19,966        462,947       (35,204)      447,709

Issuance of shares for cash,
 September 1998, $0.50 per share              140,000        280         69,720             -        70,000

Issuance of shares for conversion of
 loans payable September 1998,
 $0.50 per share                              210,000        420        104,580             -       105,000

Net loss                                            -          -              -      (881,430)     (881,430)
                                         ------------  ---------  -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1998               10,332,526     20,666        637,247      (916,634)     (258,721)

Issuance of shares for cash, January
 1999 through April 1999, $0.50
 per share                                    957,000      1,914        476,586             -       478,500

Issuance of shares for services,
 February 1999, $0.50 per share               138,000        276         68,724             -        69,000

Issuance of shares for property
 acquisition March 1999, $0.53125
 per share                                     63,801        128         33,894             -        34,022

Shares issued for conversion of
investor deposits January 1999 through
April 1999,  $0.50 per share                  405,000        810        201,690             -       202,500

Issuance of shares for cash, April
 1999 upon exercise of warrants,
 $1.00 per share                               40,000         80         39,920             -        40,000

Issuance of shares for cash, December
 1999, $0.50 per share                         53,000        106         26,394             -        26,500

Net loss                                            -          -              -    (1,841,752)   (1,841,752)
                                         ------------  ---------  -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1999               11,989,327  $  23,980  $   1,484,455  $ (2,758,386) $ (1,249,951)
                                         ============  =========  =============  ============  ============

The accompanying notes are an integral part of these financial statements.

                       SYNERGY TECHNOLOGIES CORPORATION
                               AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE COMPANY)
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                             FOR THE YEARS ENDED
                          DECEMBER 31, 1999 AND 1998


                                                                   Cumulative
                                                                   Period From
                                                                 November 7, 1996
                                           For the Years Ended  (Date of Inception)
                                                December 31,           to
                                          ------------------------ December 31,

                                             1999         1998        1999
                                          -----------  ----------  -----------
Cash From Operating Activities
  Net loss                                $(1,841,752) $ (881,430) $(2,758,386)
  Adjustment to reconcile net loss
   net cash from operations:
     Dry well expense                         551,191     171,019      722,210
     Depreciation                                 261         334          595
     Exchange rate loss                         1,773         918        4,086
     Loss on disposition of assets              1,333           -        1,333
  Changes in assets and liabilities:
     Accounts receivable                      (20,620)     13,772      (21,284)
     Prepaid expenses and deposits            (22,163)      8,238      (23,926)
     Accounts receivable - related
      parties                                 338,732    (370,799)     (32,067)
     Accounts payable                         704,703     390,379    1,132,805
     Accrued expenses                          32,833           -       32,833
                                          -----------  ----------  -----------

     Net Cash Flows From Operating
      Activities                             (253,709)   (667,569)    (941,801)

Cash Flows From Investing Activities
  Acquisition of oil and gas properties      (141,085)    (89,023)    (688,188)
  Acquisition of property and equipment        (2,106)     (1,667)      (3,773)
  Acquisition of equity security             (100,000)          -     (100,000)
                                          -----------  ----------  -----------

     Net Cash Flows From Investing
      Activities                             (243,191)    (90,690)    (791,961)

Cash Flows From Financing Activities
  Payment of related party notes payable     (294,483)    412,626      572,059
  Proceeds from notes payable                 280,656      41,705      322,361
  Proceeds from (payments of) investor
   deposits                                   (43,330)    245,830      202,500
  Sales of common stock                       545,000      70,000      644,010
                                          -----------  ----------  -----------

     Net Cash Flows From Financing
      Activities                              487,843     770,161    1,740,930
                                          -----------  ----------  -----------

Effect of Exchange Rate Changes on Cash        (1,773)       (918)      (4,086)

Net Change in Cash                            (10,830)     10,984        3,082

Cash at Beginning of Period                    13,912       2,928            -
                                          -----------  ----------  -----------
Cash at End of Period                     $     3,082  $   13,912  $     3,082
                                          ===========  ==========  ===========

The accompanying notes are an integral part of these financial statements.

                       SYNERGY TECHNOLOGIES CORPORATION
                               AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE COMPANY)
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS - Synergy Technologies Corporation (formerly Automated Transfer Systems Corporation) ("Synergy" or "the Company"), was incorporated in Colorado on February 10, 1997. Stone Canyon Resources, Inc. ("Stone Canyon") was incorporated in Colorado on November 7, 1996. Stone Canyon's operations began in 1997 and it became a wholly owned subsidiary of the
Company on November 24, 1997.   Both companies were involved in acquiring
and developing mineral, oil and gas resources, and technologies related to those resources. The Company's other wholly owned subsidiaries, Carbon Resources Limited, Lanisco Holdings Limited and Syngen Technologies Limited, are Cyprus companies and were organized on April 10, 1998, September 7, 1998 and May 13, 1999, respectively. These companies have been involved in the proving of technology through research and development since their inception.

REORGANIZATION - On October 24, 1997, Synergy entered into a reorganization agreement with Stone Canyon. As a result of the reorganization, the Stone Canyon shareholders became shareholders of the Company whereby each share of Stone Canyon stock was exchanged for one share of Synergy stock. A total of 2,901,007 shares were approved for exchange by the Company. Of such amount all but 7,143 shares have been exchanged.

The reorganization agreement has been considered the reorganization of Stone Canyon and the acquisition of Synergy in a purchase business combination. Prior to the reorganization, Synergy had substantially no net assets and no ongoing business; therefore, the 2,549,500 shares of common stock outstanding at the date of the reorganization were recorded at $0. The reorganization was not deemed to be the acquisition of a business; accordingly no pro forma information is presented. For legal purposes, and per the reorganization agreement, Stone Canyon is considered a wholly owned subsidiary of Synergy.

Prior to the reorganization, Stone Canyon owed $453,916 to a related entity.
 In the reorganization, 4,539,160 shares of common stock were issued at $0.10 per share in full satisfaction of the debt.

ACQUISITIONS - As further discussed in Note 9, Synergy entered into an agreement to acquire a 75% interest in Carbon Resources Limited ("Carbon"), a subsidiary of Laxarco Holding Limited ("Laxarco"), in May 1998 and entered into an agreement for the remaining 25% in June 1999, for 10,000,000 and 3,000,000 shares of Synergy, respectively. Pursuant to these agreements, the shares of Carbon and the shares of Synergy were placed into escrow.

In January 1999, Carbon, through its wholly owned subsidiary, Lanisco Holdings Ltd. ("Lanisco"), obtained the right to acquire the patents for a heavy oil upgrading technology ("CPJ"). The patents for this technology were placed in trust subject to certain research and development expenditures and the payment of certain royalties to the inventor.

As at June 1999, Carbon held the rights to a gas-to-liquids ("GTL") technology and Lanisco held the option to acquire the patents for the CPJ technology. Synergy organized Syngen Technologies Limited ("Syngen") in June 1999 and transferred the GTL technology from Carbon to Syngen and the shares of Carbon were released from escrow in exchange for the placement of
the Syngen shares into escrow.    Upon release of the Carbon shares from
escrow, Carbon and Lanisco became wholly owned subsidiaries of Synergy. The acquisition of Carbon and Lanisco has been recorded on the financial statements as a purchase with no value attributed to the net assets. The Syngen shares remain in escrow and the patents to the CPJ technology remain in trust. Synergy, Stone Canyon Resources Ltd. ("Stone Canada"), a related company, and Texas T Petroleum Ltd. ("Texas T") have been funding the research and development carried out by Syngen, Carbon and Lanisco. Carbon and Lanisco incurred losses in 1998 from research activity. Synergy has recognized all of the losses of Carbon and Lanisco in its 1999 and 1998 statements of operations, with no offset to minority interest. All of the research and development activity for both years has been recorded in the
consolidation.   The Syngen shares are held in escrow for Laxarco and the
CPJ patents are held under the trust agreement. Syngen's GTL research and development activity has been recorded as an expense in the consolidated
financial statements.   If the GTL technology  is not proven, the shares of
Syngen will be released from escrow to Laxarco. In that event, the research and development costs will become a receivable to Synergy from Syngen. It is undeterminable at this time whether such a receivable would be collectible. If the GTL technology is proven then the shares of Syngen will be released from escrow to Synergy. The 13,000,000 shares of Synergy will be released from escrow to Laxarco on the occurrence of the following:
10,000,000 shares will be released upon the viability of either the GTL technology or the CPJ technology, whichever occurs first. The remaining 3,000,000 shares will be released upon the viability of the second technology (either CPJ or GTL). Should neither technology prove viable then the shares of Synergy will be returned to treasury.

PRINCIPALS OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts and transactions of Stone Canyon for all periods presented, and the accounts and transactions of Synergy from October 24, 1997, and the accounts and transactions of Carbon and Lanisco and the
activities of Syngen from their inception.   Intercompany accounts and
transactions have been eliminated in consolidation.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

BUSINESS CONDITION - The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of Synergy as a going concern. However, Synergy has had no significant income and has had negative cash flows from operating activities during the years ended December 31, 1999 and 1998 and cumulative from inception through December 31, 1999, which conditions raise substantial doubt about Synergy's ability to continue as a going concern. Synergy's continued existence is dependent upon its ability to obtain additional financing. The Company will continue to raise funds from the public and private markets and through arrangements with certain related and unrelated companies with which it is negotiating mutually beneficial agreements for
the use of the technologies.   However, there is no assurance that
additional financing will be realized.

DEVELOPMENT STAGE ENTERPRISE - Since inception, the Company has spent most of its efforts raising capital and financing the research and development of certain technologies; however, it has not yet had sales sufficient to sustain operations and has relied upon cash flows from financing activities (primarily debt and equity issuances) to sustain operations. Therefore, the Company is considered to be in the development stage.

TECHNOLOGY DEVELOPMENT - The amounts reported on the Consolidated Statements of Operations for the years ended December 31, 1999 and 1998 reflect expenditures on the development of the technologies, net of certain GTL development costs charged to Stone Canada for reimbursement under the terms of a letter agreement between the Company and Stone Canada executed in September 1998 (Note 2(III)). The amounts reported for the years ended December 31, 1999 and 1998 are net of expenditures of $65,045 and $361,872, respectively.

FINANCIAL INSTRUMENTS - The amounts reported as cash, receivables, accounts payable, and accrued liabilities are considered to be reasonable approximations of their fair values. The fair value estimates presented herein were based on market information available to management at the time of preparation of the financial statements. For the purpose of the statement of cash flows, cash and cash equivalents are defined as demand deposits as well as other funds with original maturities of three months or less.

FOREIGN CURRENCY TRANSLATION - Exchange gains and losses from holding foreign currencies and having liabilities paid in foreign currencies are included in the results of operations.

PROPERTY AND EQUIPMENT - Property and equipment are reported at cost. Minor repairs, enhancements, and maintenance costs are expensed when incurred. Depreciation is computed using the straight-line and accelerated methods over the estimated useful lives of the assets. Depreciation expense for the years ended December 31, 1999 and 1998 was $261 and $0, respectively. Major categories of property and equipment and estimated useful lives are as follows:

                                        Estimated
                                       Useful Life
                                       -----------
         Furniture and fixtures          3-7 years
         Computer equipment                5 years

ADVERTISING - Advertising and marketing expense was $28,613 and $162,268 for the years ended December 31, 1999 and 1998, respectively, and $196,465 for the cumulative period from November 7, 1996 to December 31, 1999.

BASIC AND DILUTED LOSS PER SHARE - Basic loss per common share is computed by dividing net loss by the number of common shares outstanding during the period. Diluted loss per share is calculated to give effect to potentially issuable common shares except during loss periods when those potentially issuable common shares would decrease the loss per share. There were no potentially issuable common shares for the year ended December 31, 1999.

RESTATEMENT OF PRIOR FINANCIAL STATEMENTS - The previously issued December 31, 1999 and 1998 financial statements have been restated to consolidate Carbon and its wholly owned subsidiary, Lansico. Carbon is consolidated due to the releasing of the Carbon shares from escrow as further explained in
Note 9, "Carbon Resources Limited", at which time Carbon became a wholly owned subsidiary.

Also, the activities of Syngen have been included in the financial statements based on the Company and related parties having funded Syngen
since its inception.   The Company and related parties  may  not benefit
from that activity until, and unless, certain technology is proven commercially viable. As further described in Notes 1 & 9, the shares of Syngen are in escrow pending the outcome of the research and development.`

NOTE 2-RELATED PARTY TRANSACTIONS

             (I)     During the fiscal year ended
                     December 31, 1999, the Company and its subsidiaries were charged a total of $211,040 in consulting fees by Glidarc Technologies Inc. (a Texas corporation) for process management services. An officer of Glidarc Technologies is also a director of Carbon Resources Limited, a private Cyprus corporation. As at December 31, 1999, an amount of $190,720 for services rendered remained due and payable to Glidarc Technologies, which amount is reflected on the Balance Sheet in accounts payable.
                     This amount was settled for   304,898shares of
                     common stock of the Company during the first quarter of fiscal year 2000.

             (II)    During the fiscal year ended
                     December 31, 1999, Synergy Technologies was charged $60,000 for management services and $15,000 for rent by CMJ Consulting Ltd, a private Alberta corporation, which, until September 30, 1999, shared a common officer and director to both Synergy Technologies Corporation and its wholly owned subsidiary, Stone Canyon. In addition, during the 1998 fiscal year, CMJ Consulting advanced to Synergy investor deposits totaling $156,500, which amount remained outstanding as at December 31, 1998. During fiscal 1999, CMJ Consulting advanced an additional $31,383 to Synergy and converted $166,000 of the outstanding investor deposits to 332,000 shares of the common stock of Synergy at $0.50 per Unit under a Regulation D Offering. A further $69,000 from the outstanding accounts payable was also converted to 138,000 shares of common stock of Synergy at $0.50 per Unit under the Offering to February 17, 1999. CMJ purchased an additional 124,686 common shares of Synergy Technologies under the Offering for US62,343 in April 1999.

                     In the fiscal year ended December 31,
                     1999, Stone Canyon was charged $18,000 for management services and $2,021 for rent by CMJ Consulting Ltd.

                     As of December 31, 1999, loans payable to related parties consisted of $13,143 due and payable to CMJ Consulting Ltd.

                     As of December 31, 1999, accounts payable included the amount of $119,976 due and payable to CMJ Consulting Ltd.

                     As of September 30, 1999 the common
                     officer and director resigned from CMJ Consulting Ltd. making the company an arm's length corporation.

             (III)   During the fiscal year ended
                     December 31, 1998, Synergy Technologies received cash advances totaling $200,770 from Stone Canada which shares two common officers and directors with the Company. Amounts advanced were recorded on the financial statements as loans payable. In September 1998 Stone Canada elected to convert $105,000 of the loans outstanding to 210,000 Units of common stock under Synergy's Regulation S offering at $0.50 per Unit.

                     In September 1998 Stone Canada and Synergy
                     Technologies entered into a letter agreement underwhich Stone Canada agreed to fund the development of a 4-bbl/day gas to liquids demonstration facility under development by Carbon in return for the Canadian marketing and licensing rights to the technology. Pursuant to this agreement, at the fiscal year ended December 31, 1998, Carbon issued an invoice to Stone Canada in the amount of $370,799 for reimbursement of all costs incurred by Carbon in respect of the development of the 4-bbl/day facility.

                     During the fiscal year ended December 31, 1998, Stone Canyon received cash advances from Stone Canada of $90,492. Stone Canyon retired $40,982 of the outstanding loans payable over fiscal 1998.

                     As of December 31, 1998, the consolidated receivable which remained due from Stone Canada totaled $282,351.

                     During the fiscal year ended December 31, 1999, Stone Canada advanced funds to Synergy and its subsidiaries to reduce the amount outstanding at December 31, 1998. In addition, as at December 31, 1999, Syngen (the Synergy subsidiary to which the GTL technology was transferred from Carbon, see Notes 1 & 9) invoiced Stone Canada an additional $65,646 for reimbursement of 4-bbl/day facility expenses incurred over the year. As at December 31, 1999 the consolidated receivable which remained due from Stone Canada totaled $32,067.

 NOTE 3-RECEIVABLES - OTHER

 Certain expenses for services rendered and supplies acquired in Canada are subject to a federal Goods and Services Tax of 7% which is refundable to the Company at fiscal year end. This amount is refunded to the Company upon filing of a GST return in Canada. For the year ended December 31, 1999, the refund due to the Company was $21,285.

 NOTE 4-OIL AND GAS LEASES

 MEADOW DEEP AND D-SAND
 On July 1, 1999, certain development leases known as the "Meadow Deep" acquired under a farmout agreement by Stone Canyon in October 1996, reverted back to the original lease holders undeveloped. In August and September 1999, certain development leases known as the "D-Sand" also acquired by Stone Canyon under a farmout agreement with certain founding shareholders October 1996 expired, undeveloped.

 Accordingly, during the year ended December 31, 1999, the Company wrote off these oil and gas leases. (SEE NOTE 8 - LITIGATION)

 WILSON CREEK
 During the year the Company and Stone Canyon executed an agreement with Revival Resources Ltd. to acquire Revival's 22.38% after-payout interest in the Wilson Creek Prospect as well as its receptive interests in certain other development leases located in the Province of Alberta. Under the terms of the agreement, the Company issued a total of 63,801 shares of common stock valued at $34,022 in full and final payment for the leases. Subsequent to year end, Stone Canyon received notice from the Operator of the Wilson Creek leases of their intent to abandon the 14-34 well which
 had been completed in September 1998.    Stone Canyon concurred
 with this decision and has been advised that the total contingent liability with respect to the abandonment of the well in respect of
 their 33.57% BPO interest is $16,965.   Stone Canyon Colorado
 anticipates abandonment activity will be completed in second quarter of fiscal 2000 and accordingly has written off this lease during the year ended December 31, 1999. Certain other leases acquired during the year remain undeveloped.

       HELL'S CANYON AND ROSE CREEK
       During fiscal 1999 Stone Canyon continued to remit lease rental payments for the Rose Creek leases to keep their 15% interest current and acquired an additional 5% interest in the leases by way of a Stipulation of Interest agreement in June 1999 to bring their total interest in the Rose Creek prospect to 20%. As at December 31, 1999 these leases remained undeveloped and therefore no value has been reflected in the financial statements.

       In addition, during fiscal 1999, Stone Canyon continued to remit lease rental payments for the Hell's Canyon leases to keep their 5% interest current. Stone Canyon elected to acquire an additional 6.90% interest in this lease in December 1999 to bring their total
       interest in the Hell's Canyon prospect to 11.90%.   As at December
       31, 1999 these leases remained undeveloped and therefore no value has been reflected in the financial statements.

       NOTE 5-LOANS PAYABLE

       Loans payable of $322,361 as of December 31, 1999 reflect amounts advanced to Synergy Technologies and its subsidiaries from various arms length corporations for general working capital. These amounts bear no interest and have no stated terms of repayment.

       At December 31, 1999, these loans payable reflect a total of $44,594 advanced by Texas T Petroleum Ltd in respect of a refundable deposit pertaining to development of the SYNGEN technology and $11,470 which remained due and payable to Texas T Petroleum Inc. for drilling and completion expenses incurred in fiscal 1998 with respect to Stone Canyon's 33.57% BPO interest in the Wilson Creek well.

       NOTE 6-INCOME TAXES

       The Company did not have a current or deferred provision for income taxes for the years ended December 31, 1999 and 1998. Deferred tax assets comprise of the following at December 31, 1999 and 1998:

                                                    1999          1998
                                                 -----------  -----------
               Operating loss carry forwards     $ 1,025,633  $   338,660
               Organizational costs                    2,437        3,249
               Less: Valuation allowance          (1,028,070)    (341,909)
                                                 -----------  -----------
               Net Deferred Tax Asset            $         -  $         -
                                                 ===========  ===========

       The following is a reconciliation of the amount of benefit that would result from applying the federal statutory rate to pretax loss with the provision for income taxes for the years ended December 31:

                                                    1999         1998
                                                 -----------  -----------
           Tax benefit at statutory rate (34%)   $  (626,196) $  (299,690)
           Non-deductible expenses                        53            -
           State taxes, net of federal benefit       (60,524)     (29,088)
           Deferred tax asset valuation change       686,161      328,778
                                                 -----------  -----------
              Total Income Tax Benefit           $         -  $         -
                                                 ===========  ===========

       As of December 31, 1999, the Company had U.S. operating loss carryforwards of approximately $1,825,468 which will expire if not used by 2019.

       NOTE 7 - COMMON STOCK

       In April 1998, the Company commenced a private placement of its common stock pursuant to Regulation S at $0.50 per Unit. Each Unit consisted of one share of common stock and one warrant exercisable any time prior to April 15, 2000 at $1.00 per share for each warrant exercised. The Company completed this offering in September 1998 with cash proceeds of $70,000 on the sale of 140,000 Units and conversion of loans payable of $105,000 on the sale of 210,000 Units. No commission fees or other selling expenses were paid.

       In November 1998, the Company commenced a private placement of its common stock under Rule 504 of Regulation D at $0.50 per Unit. Each Unit consisted of one share of common stock and one stock warrant exercisable at any time two (2) years from the date of issue at $1.00
       per share for each warrant exercised.   The Company completed this
       offering of 1,500,000 Units in April 1999 for a total value of $750,00. The Company issued 957,000 Units for cash of $478,500, 138,000 Units as compensation for services valued at $69,000, and 405,000 Units as conversion of debt from investor deposits in the amount of $202,500. No commission fees or other selling expenses were paid. Subsequent to year end, the Company offered to certain subscribers under the aforementioned Rule 504 private placement the option of canceling the warrant portion of the subscribed for Units and participating in an offering of new Units made pursuant to Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933 ("Regulation S"), with each Unit consisting of a share of common stock and a warrant to purchase an additional share for $3.50, exercisable at any time two (2) years from the time of subscription. The Company has agreed to keep the offering open until either fully subscribed or April 2001 which would be the expiration date of the warrants under the Rule 504 private placement. The price of these new Units is $1.00, which is the same price as the share purchase warrants that have been cancelled. On January 19, 2000, 100,000 of these new Units were subscribed for.

       In March 1999, the Company issued 63,801 common shares for an additional interest in the Wilson Creek leases discussed in Note 4. This portion of the lease interest was valued at $34,022.

       In December 1999, the Company commenced a private placement of its common stock pursuant to Regulation S at $0.50 per Unit. Each Unit consisted of one share of common stock and one warrant exercisable for a period of one year from the date of issue at $1.00 per share for each warrant exercised. The Company completed this offering subsequent to year end with total proceeds to December 31, 1999 of $26,500 on the sale of 53,000 Units. No commission fees or other selling expenses were paid.

       The warrants issued in connection with the private placements undertaken in the year ended December 31, 1999 are exercisable at $1.00 and expire within two years from the date of issue. During April 1999, the Company issued 40,000 shares of common stock for cash proceeds of $40,000, or $1.00 per share upon the exercise of warrants. The following table summarizes the warrants to purchase common stock issued and outstanding:

                                                  Years Ended December 31,
                                                  ------------------------
                                                      1999        1998
                                                  -----------  -----------
       Warrants to purchase common shares,
        beginning of the year                         350,000            _

       Warrants issued during the year              1,553,000      350,000

       Warrants exercised during the year             (40,000)           _
                                                  -----------  -----------
       Warrants to purchase common shares,
        end of year                                 1,863,000      350,000
                                                  ===========  ===========

       As further discussed in Note 9, "Contingent Agreements with Certain Companies", a total of 13,000,000 shares of the Company's common stock under two stock exchange agreements with a Cyprus corporation have been placed into escrow pending the outcome of the technologies reaching "commercial viability" as determined by an independent party. As of December 31, 1999, the shares were still in escrow pending the outcome of this uncertainty.

       NOTE 8-COMMITMENTS AND CONTINGENCIES

       LITIGATION -
       BATAA OIL, INC.
       During 1996, Stone Canyon purchased interests in certain  leasehold
       properties described above in Note 4.   Through December 31, 1997,
       Stone Canyon paid $458,080 for acquisition costs and development costs associated with such interests. Such amount was paid to Bataa Oil, Inc., by the founding shareholders of Stone Canyon and Stone
       Canyon paid such amount to the founding shareholders.   Bataa Oil,
       Inc. also served as operator of each lease. Prior to the merger with the Company, Stone Canyon issued a total of 1,700,000 shares of its common stock to certain founders of Stone Canyon, including 411,842 shares to Bataa and its designees and 63,910 shares to Richard and Anita Knight, as part of the consideration for such properties. Such shares were exchanged for an equal number of shares of the Company as part of a share exchange agreement executed in November 1997 between the Company, Stone Colorado and Stone Canada.

       Stone Canyon and the Company contend that Bataa represented to Stone Canyon and/or its affiliates that the price for these properties was set at the price paid by Bataa for the same. Stone Canyon and the Company have since learned that Bataa's costs for these properties were far less than the amount charged. The Company has questioned the form of legal title taken for the properties as well as adequate documentation and disclosure of all underlying obligations, liabilities and arrangements relating to the properties between Bataa Oil, Inc. and the vendors. The Company has also learned that some of these leases have been forfeited due to a failure to meet a drilling obligation imposed by one of the vendors. Stone Canyon was not appraised of such obligation prior to the acquisition of its interest in the leases. The Company has been advised by legal counsel that the issuance of the shares to Bataa Oil and its designees was without the kind, amount or form of consideration as authorized by the Board of Directors and could therefore be deemed to be an invalid issuance.
        In order to protect the interests of all shareholders, the Company has placed a "stop transfer" with the transfer company against all of the founders shares including 411,842 shares of its common stock owned by Bataa Oil and its designees and 63,910 shares owned by Richard and Anita Knight.

       As a result of this dispute, Bataa, Richard and Anita Knight and certain others, filed a complaint in the District Court, County of Denver, in the State of Colorado against the Company, its wholly-owned subsidiary, Stone Canyon and Stone Canada, which was previously the Company's sole controlling shareholder. The original complaint asserted only one claim (Breach of Fiduciary Duty and mandatory injunction) against the Company to compel it to remove restrictive legends from the plaintiffs shares of the Company's common stock. The plaintiffs have amended their complaint twice, and as a result, have named additional defendants to this lawsuit, including members of the Company's Board of Directors, the Company's transfer agent (Holliday Stock Transfer Inc.), founding shareholders of Stone Canyon and other individuals. The plaintiffs second complaint also includes causes of action for conversion, civil conspiracy and unjust enrichment. The Company's Answer and Counterclaims denied all material allegations, asserted numerous affirmative defenses and asserted counterclaims against Plaintiffs Bataa Oil, David Calvin and/or Richard and Anita Knight for an accounting, fraud, intentional misrepresentation, breach of fiduciary duty, damages and punitive damages.

       The Company disputes the allegations made by the plaintiffs, claims they are untrue and is vigorously defending this lawsuit.

       On January 27, 2000, the Company and Texas T Resources, Inc., a Canadian corporation, filed an action in Boulder County District Court, Colorado, (Case No. 2000 CV 131) against Bataa Oil, its owner Mr. David Calvin and other individuals, asserting claims for defamation (Libel or Slander Per Se and Libel or Slander Per Quod), civil conspiracy, international interference with prospective business or economic advantage, injunction and punitive damages.
       With regards to the Company, these claims are based on events that occurred primarily in December 1999, in which the named Defendants, acting on their own behalf or on behalf of Bataa Oil, Inc., made several false and defamatory statements concerning the Company and/or individuals identified by them as "principals" of Synergy to market analysts, government agencies, elected officials and private entities such as the NASD. The Company believes the purpose of these statements were in general to interfere with and damage the business of the Company and in particular to convince at least one market analyst to reverse his "buy" recommendation to a "sell" recommendation on Synergy stock.

       The Company sought and received a Temporary Restraining Order against Defendant David J. Calvin and Defendant Bataa Oil, Inc., as well as, by applicable rule, anyone acting on behalf of Bataa Oil, Inc. to stop any further publication of such false and defamatory statements.
        By stipulation between the parties and subsequent Order of the Court, such Temporary Restraining Order became a Preliminary Injunction which will remain in effect until the trial in this matter.

       LICENSING AND CONSULTING AGREEMENTS - Effective September 30, 1998, Synergy Technologies entered into an agreement with Stone Canada, whereby Stone Canada committed to fund the design and construction of a 4 bbl per day demonstration facility in the Province of Alberta in exchange for the Canadian marketing and licensing rights to Synergy's proprietary Gas to Liquids technology.

       NOTE 9- CONTINGENT AGREEMENTS WITH CERTAIN COMPANIES

       The Company has entered into certain agreements which are contingent upon certain technology reaching commercial viability. The financial accounting effect of these agreements have not been recorded pending
       the outcome of the contingency.   A summary of the agreements with
       the various companies follows:

       CARBON RESOURCES LIMITED - Carbon Resources Limited ("Carbon") is a private Cyprus corporation, a wholly owned subsidiary of Synergy Technologies, and the 100% shareholder of Lanisco Holdings Limited (a private Cyprus corporation), which holds the rights to acquire the CPJ Process, a proprietary and patented technology for the upgrading of heavy crudes to conventional light oils.

       On May 1, 1998 Carbon and Laxarco Holdings Ltd. ("Laxarco") (the sole shareholder of Carbon) entered into agreements granting Carbon the rights to acquire the patented SYNGEN technology contingent upon Carbon fulfilling certain terms and conditions outlined in a technology transfer agreement. On May 5, 1998, Carbon and Laxarco entered into a share exchange agreement with Synergy Technologies Corporation and Stone Canyon Resources Ltd., (its then major shareholder), granting Synergy Technologies the rights to acquire 75% of the issued shares of Carbon (and thereby a 75% interest in the SYNGEN technology). Under the exchange agreement, Synergy would exchange 10,000,000 shares of common stock for 75% of the shares of Carbon. The share exchange was contingent upon Synergy Technologies assuming the terms and conditions agreed to by Carbon in the original technology transfer agreement. 3,750 common shares of Carbon (75% of the issued shares) and 10,000,000 shares of Synergy Technologies Corporation were placed in escrow subject to the terms of the agreement.

       On January 6, 1999, Carbon acquired all issued and outstanding shares of Lanisco Holdings Limited, making Lanisco a wholly owned subsidiary, which held the rights to a second patent pending technology, the CPJ process, subject to funding commitments.

       On January 8, 1999, Synergy Technologies reached a verbal agreement with Texas T Petroleum Ltd., a Colorado oil and gas corporation, ("Texas T Petroleum"), whereby Texas T Petroleum received an option to negotiate the acquisition of up to 50% of the shares of Carbon in exchange for the payment of $100,000 cash and the expenditure of an additional $100,000 towards development of the CPJ technology. Synergy advanced $100,000 of such funds to Lanisco for the purchase of 1,000,000 Units of Texas T Petroleum. Each Unit is comprised of one (1) share of common stock and one stock warrant to acquire an additional share for a period of three years from the date of issue at $1.00 per share.

       Effective June 25, 1999, Carbon, Laxarco Holding and Synergy Technologies agreed to amend the original share exchange agreement and Synergy Technologies was granted the right to acquire the remaining 25% of the shares of Carbon. Under the exchange agreement, Synergy would exchange 3,000,000 shares of common stock for the remaining 1,250 shares of Carbon. The 3,000,000 shares of the Company and 1,250 shares of Carbon were placed with the escrow agent.

       To facilitate an agreement with respect to the CPJ process, Carbon, Laxarco Holding and Synergy Technologies agreed to amend the original share exchange agreements to transfer the SYNGEN technology from Carbon to a newly incorporated subsidiary of Synergy Technologies. Effective June 25, 1999 Synergy Technologies incorporated Syngen Technologies Limited and the SYNGEN technology was transferred from Carbon to Syngen. The shares of Syngen, the newly incorporated subsidiary, were placed in escrow subject to the terms of the original technology transfer agreement executed between Carbon and Laxarco, the shares of Carbon were released from escrow and Carbon became a wholly-owned subsidiary of Synergy Technologies. The CPJ technology is held in escrow subject to funding and development commitments by Synergy.

       On June 26, 1999, Synergy Technologies executed a share exchange agreement with Texas T Petroleum whereby Texas T Petroleum will acquire fifty percent (50%) of the issued and organized shares of Carbon in exchange for the issuance of 2,000,000 Units of Texas T Petroleum, each Unit consisting of one share of common stock and one stock warrant entitling the holder to purchase one (1) additional share of Texas T Petroleum at $1.00 per share within two years of June 26, 1999, and the payment of $900,000 by Texas T for the development of the CPJ technology. The 2,000,000 Units of Texas T Petroleum and 5,000 shares of Carbon are reserved for issue upon fulfillment by Texas T Petroleum of the terms of the agreement.

       During the course of fiscal 1999, Carbon has continued to develop the CPJ technology held by its wholly owned subsidiary, Lanisco Holdings Limited, under the financial support of Texas T Petroleum Ltd. Carbon intends to carry-on with development of the CPJ Process in co-operation with Lanisco Holdings and Texas T Petroleum during fiscal 2000.

       SYNGEN TECHNOLOGIES LIMITED - Syngen Technologies Limited ("Syngen") incorporated June 25, 1999 is a private Cyprus corporation and a 100% owned subsidiary of Synergy Technologies Corporation contingent upon the terms of two share exchange agreements dated May 5, 1998 and June 25, 1999, respectively.

       Syngen holds the rights to a proprietary and patented technology called "SYNGEN" which converts natural gas to synthesis gas. (See CARBON RESOURCES LIMITED above, paragraph 6.) The shares of Syngen remain in trust with an escrow agent until the fulfillment of the terms and conditions of the agreements. Should Synergy Technologies fail to fulfill the terms and conditions of the agreements, the shares of Syngen (and therefore the SYNGEN technology), would revert to the original holders and the shares of Synergy Technologies Corporation in trust with the escrow agent would be returned to treasury.

       LANISCO HOLDINGS LIMITED AND TEXAS T PETROLEUM, LTD. - Lanisco Holdings Limited ("Lanisco"), is a private Cyprus Corporation and a 100% owned subsidiary of Carbon Resources Limited (a private Cyprus corporation).

       Lanisco holds the rights to acquire proprietary and patented technology called "CPJ" which converts so called heavy oils into lighter oils.

       Lanisco entered into agreements January 6, 1999 whereby it was granted the rights to acquire the CPJ technology from the Inventor, in return for expending $1,000,000 to commercialize the technology, and payment of a royalty of 65% of the net proceeds received from any license fees, royalties or any such other revenues earned until payment of a total of $1,000,000 to the Inventor, at which time the royalty would revert to 35% of any net proceeds received from any revenue generated by the technology. (Net proceeds to be defined as gross revenues less reasonable operating expenses including R&D expenses).

       Two further agreements entered into in January 1999 and June 1999, between Synergy Technologies (the 100% shareholder of Carbon Resources Limited) and Texas T Petroleum granted Texas T Petroleum the right to acquire 50% of the shares of Carbon (and thereby acquire a 50% interest in the CPJ technology). Please refer to CARBON RESOURCES LIMITED above, paragraphs 4 and 7 for a detailed explanation of these agreements.

       At December 31, 1999, Lanisco, Carbon and Texas T Petroleum worked in co-operation to re-construct the 1/2 bbl/day pilot CPJ unit at laboratory facilities in Calgary, Alberta to permit testing of various heavy crude samples for potential licensees.

       In addition, Lanisco, Carbon Resources and Texas T Petroleum have commissioned and received a detailed cost estimate for the construction of a 100 bbl/day pilot unit expected to commence construction in the Province of Alberta in fiscal year 2000.

       Lanisco intends to generate annual revenues through the licensing of the CPJ technology to a variety of international corporations and host countries, and by the generation of royalty revenues from operational CPJ facilities.

       NOTE 10-SUBSEQUENT EVENTS

       Pursuant to a private placement of its common stock pursuant to Regulation S commenced in December 1999 at $0.50 per Unit. Each Unit consisted of one share of common stock and one warrant exercisable for a period of one year from the date of issue at $1.00 per share for each warrant exercised. In January 2000 10,000 Units were sold for total proceeds of $5,000. A total of 63,000 Units were sold under the placement for total proceeds of $31,500.

       On January 5, 2000 the Company approved the Year 2000 Employees Stock Award Plan, which authorized awards of up to 1,500,000 shares of common stock. As of March 17, 2000 a total of 1,114,815 shares were issued under the plan as compensation for bonafide services actually rendered.

       On January 14, 2000, a Financing and Security Agreement was entered into by and among Stone Canada and the Company (collectively the "Borrowers") and James E. Nielson and Wood River Trust (collectively the "Lenders"), in regard to a loan in the amount of $300,000 for allocation towards development of the 4-bbl/day per day SYNGEN demonstration plant. As security for this loan, Stone Canada has assigned to the Lenders all of its rights to payment under its funding agreement with the IERD. The Lenders' interest in the collateral expires after a period of ninety (90) days following the initial start up of the SYNGEN demonstration plant. At that time prior thereto, the lenders may choose to convert the loaned amount into 600,000 Units of Synergy Technologies, with each unit to consist of one share of common stock and one warrant to purchase an additional share of common stock for $1.00 per share. Such conversion right applies to all or any portion of the loan, at the Lenders' discretion. If the loan is not converted, then the principal amount of the loan ($300,000) and all accrued interest thereon will be released to the Lenders as payment in full, and any additional amounts in the escrow account will be released to Stone Canyon.

       On January 14, 2000, a second Financing and Security Agreement was entered into by and among Stone Canada and the Company (collectively the "Borrowers") and Caribbean Overseas Investments Ltd. (the "Lender") with the same terms as the above-described financing agreement, except the loan amount was $50,000, convertible into 100,000 Units.

       On January 19, 2000, the Company commenced a private placement of shares of its common stock pursuant to Regulation S. Subsequent to the year ended December 31, 1999, the Company accepted subscriptions to this offering for the sale of 100,000 shares at $1.00 per share.

       In January 2000 Synergy approved the implementation of three stock option plans which had previously received shareholder approval, under which a total of 3,000,000 shares of common stock were reserved for exercise by directors, officers, advisory board members, employees and consultants at $1.00 per share for a period of 10 years from the date of grant. During February 2000 the Company filed with the Securities and Exchange Commission Registration Statements on Form S-8 in respect of these three (3) stock option plans. As of March 17, 2000 a total of 80,000 options had been exercised.

       NOTE 11 - CASH FLOW INFORMATION

       SUPPLEMENTAL CASH FLOW INFORMATION - There were no cash payments for interest or income taxes during the years ended December 31, 1999 and 1998.

       NONCASH INVESTING AND FINANCING ACTIVITIES - As part of the August 1997 recapitalization agreement with Stone Canyon Resources Inc., the Company issued 2,901,007 common shares. During the year ended December 31, 1997, 4,539,162 shares of common stock were issued upon conversion of $453,916 of debt.

       At December 31, 1998 the Company determined that the petroleum and natural gas interests it held with a historical value of $171,019 had no value and were written off as dry well expenses.

       During the year ended December 31, 1999, the Company issued 138,000 shares of common stock upon conversion of $69,000 of accounts payable. In 1999, investor deposits of $202,500, which were received in 1998, were converted to 405,000 shares of the Company's common stock. The Company issued 63,801 common shares for petroleum and natural gas interests with a value of $34,022.
       At December 31, 1999, the Company determined that the petroleum and natural gas interests it held with a historical value of $551,191 had no value and were written off as dry well expenses.

                SYNERGY TECHNOLOGIES CORPORATION
                        AND SUBSIDIARIES
                  (A Development Stage Company)


TABLE OF CONTENTS


                                                    Page
Financial Statements:

     Consolidated Balance Sheet - June 30, 2000       1

     Consolidated Statements of Operations for        2
     the Three Month and Six Month Periods
     Ended June 30, 2000 and 1999 and for the
     Period from November 7, 1996 (Date of
     Inception) to June 30, 2000

     Consolidated Statements of Cash Flows for        3
     the Six Month Periods ended June 30, 2000
     and 1999 and for the Period from November
     7, 1996 (Date of Inception) to June 30,
     2000

Notes to Consolidated                              4 - 17
Financial Statements

              SYNERGY TECHNOLOGIES CORPORATION
                      AND SUBSIDIARIES
                (A Development Stage Company)
                 CONSOLIDATED BALANCE SHEET
                        JUNE 30, 2000

                           ASSETS

                                                  2000
                                              ------------
Current Assets
   Cash                                       $    810,766
   Receivables                                      82,637
   Receivables - related parties                   123,953
   Prepaid expenses                                 27,553
                                              ------------
Total Current Assets                             1,044,909

Investments                                        100,000
Office equipment and computers
   Net of accumulated depreciation of
    $3,672                                          26,860
                                              ------------
Total Assets                                  $  1,171,769
                                              ============

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Accounts payable                           $    550,278
   Accrued expenses                                110,492
   Loans payable                                   492,187
   Shareholders' deposits                          200,000
                                              ------------
Total Current Liabilities                        1,352,957

Long Term Liabilities
   Notes payable                                   900,000
                                              ------------
Total Liabilities                             $  2,252,957

Stockholders' Equity (Deficit)
   Common stock, $0.002 par value,
   50,000,000 shares
       Authorized, 13,711,090 issued          $     27,424
   and outstanding
   Additional paid in capital                    4,562,765
   Unearned compensation                          (184,792)
   Accumulated deficit                          (5,486,585)
                                              ------------
Total Stockholders' Equity (Deficit)            (1,081,188)

Total Liabilities and Stockholders'
 Equity                                      $   1,171,769
                                             =============


Contingent Agreements - Note 9

[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              1

              SYNERGY TECHNOLOGIES CORPORATION
                      AND SUBSIDIARIES
                (A Development Stage Company)
            CONSOLIDATED STATEMENTS OF OPERATION

                                                                                  Cumulative
                                                                                  Period from
                                For the Three Months      For the Six Months      November 7,
                                   Ended June 30             Ended June 30        1996 (Date of
                              ------------------------  ------------------------  Inception) to
                                  2000         1999        2000         1999      June 30, 2000
                              -----------  -----------  -----------  -----------  -------------
Revenue
  Option income               $         -  $   100,000  $         -  $   200,000  $    200,000
  Consulting income                     -            -            -          454         8,927
                              -----------  -----------  -----------  -----------  ------------
                                        -      100,000            -      200,454       208,927
Expenses
  General and administrivite      412,377      180,788      722,223      350,976     2,123,161
  Stock option compensation        74,687            -      833,125            -       733,125
  Technology development          194,515      229,986      372,851      399,701     1,217,016
  Dry well expenses                     -            -            -      551,095       722,210
                              -----------  -----------  -----------  -----------  ------------
Total Expenses                    681,579      410,774    1,828,199    1,301,772     4,795,512
                              -----------  -----------  -----------  -----------  ------------

Gain (Loss) from Operations      (681,579)    (310,774)  (1,828,199)  (1,101,318)   (4,586,585)

Other Expenses
   Amortization of Debt
   Discount and Offering
    Costs                        (900,000)           -     (900,000)           -      (900,000)
                              -----------  -----------  -----------  -----------  ------------
Gain (Loss) Before Taxes       (1,581,579)    (310,774)  (2,728,199)  (1,101,318)   (5,486,585)

Provision for Income Tax                -            -            -            -             -
                              -----------  -----------  -----------  -----------  ------------
Net Income (Loss)             $(1,581,579) $  (310,774) $(2,728,199) $(1,101,318) $ (5,486,585)
                              ===========  ===========  ===========  ===========  ============
Basic and Diluted Gain
 (Loss) per Common Share      $     (0.12) $     (0.03) $     (0.21) $     (0.10) $      (0.50)
                              ===========  ===========  ===========  ===========  ============
Weighted Average
 Number of Common
 Shares Used in
 Calculation                   13,676,256   11,906,578   13,166,131   11,404,294    10,988,197
                              ===========  ===========  ===========  ===========  ============

[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              2

      SYNERGY TECHNOLOGIES CORPORATION AND SUBSIDARIES
                (A Development Stage Company)
            CONSOLIDATED STATEMENTS OF CASH FLOW

                                                             Cumulative Period
                                                              from November 7,
                                                                1996 (Date of
                                       For the Six Months Ended   Inception)
                                                June 30          to June 30,

                                           2000        1999         2000
                                       -----------  -----------  -----------
Cash From Operating Activities
  Net Loss                             $(2,728,199) $(1,101,318) $(5,486,585)
   adjustment to reconcile net loss
   loss to net cash from operations:
     Dry well expense                            -      551,095      722,210
     Depreciation                            3,411            -        4,006
     Amortization of unearned
      compensation                         733,125            -      733,125
     Amortization of debt
      discount and offering costs          900,000            -      900,000
     Issuance of shares for services         7,822            -        7,822
     Exchange rate loss (gain)              10,179         (401)      14,265
     Loss on disposition of assets               -        1,333        1,333
  Changes in assets and liabilities
     Accounts receivable                   (61,353)     (17,434)     (82,637)
     Prepaid expenses and deposits          (3,642)     (38,837)     (27,568)
     Accounts receivable - related
      parties                              (51,878)     183,482      (83,945)
     Accounts payable                      (15,353)     280,741    1,117,452
     Accrued expenses                       77,659       32,833      110,492
                                       -----------  -----------  -----------
Net Cash Flows From Operating
 Activities                            $(1,128,229) $  (108,506) $(2,070,030)

Cash From Investing Activities
  Acquisition of oil and gas
   properties                                    -     (175,011)    (688,188)
  Acquisition of property and
   equipment                               (28,425)           -      (32,198)
  Acquisition of equity security                 -     (100,000)    (100,000)
                                       -----------  -----------  -----------
Net Cash Flows from Investing
 Activities                                (28,425)    (275,011)    (820,386)

Cash From Financing Activities
  Proceeds from (payments to) notes
   payable - related parties               (13,143)           -      558,916
  Proceeds from (payments to) notes
    payable                                396,661     (300,743)     719,022
  Proceeds from investor deposits          200,000      221,299      402,500
  Net Proceeds from convertible debt       855,000            -      855,000
  Sales of Common Stock                    535,999      518,500    1,180,009
                                       -----------  -----------  -----------
Net Cash Flows from Financing
 Activities                              1,974,517      439,056    3,715,447

Effect of Exchange Rate Changes
 on Cash                                   (10,179)         401      (14,265)

Net Change in Cash                         807,684       55,940      810,766

Cash at Beginning of Period                  3,082       13,912            -
                                       -----------  -----------  -----------
Cash at End of Period                  $   810,766  $    69,852  $   810,766
                                       ===========  ===========  ===========

[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              3

                  SYNERGY TECHNOLOGIES CORPORATION
                          AND SUBSIDIARIES
                    (A Development Stage Company)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (UNAUDITED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Consolidated Financial Statements - The accompanying condensed consolidated financial statements are unaudited. In the opinion of management, all necessary adjustments (which include only normal, recurring adjustments) have been made to present fairly the financial position, results of operations and cash flows for the periods presented. Certain information and note disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the December 31, 1999 annual report on Form 10-KSB. The results of operations for the three month and six month period ended June 30, 2000 are not necessarily indicative of the operating results to be expected for the full year.

Nature of Operations - Synergy Technologies Corporation (formerly Automated Transfer Systems Corporation) ("Synergy" or "the Company"), was incorporated in Colorado on February 10, 1997. Stone Canyon Resources, Inc. ("Stone Canyon") was incorporated in Colorado on November 7, 1996. Stone Canyon's operations began in 1997 and it became a wholly owned subsidiary of the Company on November 24, 1997. Both companies were involved in acquiring and developing mineral, oil and gas resources, and technologies related to those resources. The Company's other wholly owned subsidiaries, Carbon Resources Limited, Lanisco Holdings Limited and Syngen Technologies Limited, are Cyprus companies and were organized on April 10, 1998, September 7, 1998 and May 13, 1999, respectively. These companies have been involved in the proving of technology through research and development since their inception.

Reorganization - On October 24, 1997, Synergy entered into a reorganization agreement with Stone Canyon. As a result of the reorganization, the Stone Canyon shareholders became shareholders of the Company whereby each share of Stone Canyon stock was exchanged for one share of Synergy stock. The Company approved a total of 2,901,007 shares for exchange. Of such amount all but 7,143 shares have been exchanged.

The reorganization agreement has been considered the reorganization of Stone Canyon and the acquisition of Synergy in a purchase business combination. Prior to the reorganization, Synergy had substantially no net assets and no ongoing business; therefore, the 2,549,500 shares of common stock outstanding at the date of the reorganization were recorded at $0. Because Synergy had no net assets and no ongoing business, no pro forma information is presented. For legal purposes, and per the reorganization agreement, Stone Canyon is considered a wholly owned subsidiary of Synergy.

Prior  to  the  reorganization, Stone Canyon owed $453,916  to  a
related  entity.   In  the reorganization,  4,539,162  shares  of
common stock were issued at $0.10 per share in full satisfaction of the debt.

[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              4

Acquisitions - As further discussed in Note 9, in May, 1998, Synergy entered into an agreement with Laxarco Holding Limited ("Laxarco") to acquire a 75% interest in Carbon Resources Limited ("Carbon"), a subsidiary of Laxarco, and in June, 1999 entered into a further agreement with Laxarco for the remaining 25% for 10,000,000 and 3,000,000 shares of Synergy, respectively. Pursuant to these agreements, the shares of Carbon and the shares of Synergy were placed into escrow.

In January 1999, Carbon, through its wholly owned subsidiary, Lanisco Holdings Ltd. ("Lanisco"), obtained the right to acquire the patents for a heavy oil upgrading technology (referred to as "CPJ"). The patents for this technology were placed in trust subject to certain research and development expenditures and the payment of certain royalties to the inventor.

As at June 1999, Carbon held the rights to a gas-to-liquids ("GTL") technology and Lanisco held the option to acquire the patents for the CPJ technology. Synergy organized Syngen Technologies Limited ("Syngen") in June 1999 and transferred the GTL technology from Carbon to Syngen and the shares of Carbon were released from escrow in exchange for the placement of the Syngen shares into escrow. Upon release of the Carbon shares from escrow, Carbon and Lanisco became wholly owned subsidiaries of Synergy. The acquisitions of Carbon and Lanisco have been recorded on the financial statements as a purchase with no value attributed to the net assets. The Syngen shares remain in escrow and the patents to the CPJ technology remain in trust (see "Note
- 10 SUBSEQUENT EVENTS"). Synergy, Stone Canyon Resources Ltd. ("Stone Canada"), which is a related company by virtue of common directors, and Texas T Petroleum Ltd. ("Texas T") have been funding the research and development carried out by Syngen, Carbon and Lanisco. Carbon and Lanisco incurred losses in 1999 and 1998 from research activity. Synergy has recognized all of the losses of Carbon and Lanisco in its 1999 and 1998 statements of operations, with no offset to minority interest. All of the research and development activity for both years has been recorded in the consolidation. The Syngen shares are held in escrow for Laxarco and the CPJ patents are held under the trust agreement. Syngen's GTL research and development activity has been recorded as an expense in the consolidated financial statements. Subsequent to the quarter ended June 30, 3000, the parties agreed to release from escrow all of the Laxarco shares and the Syngen shares (see "Note 10 - SUBSEQUENT EVENTS").

Principals of Consolidation - The accompanying consolidated financial statements include the accounts and transactions of Stone Canyon for all periods presented, and the accounts and transactions of Synergy from October 24, 1997, and the accounts and transactions of Carbon and Lanisco and the activities of Syngen from their inception. Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.


[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              5

Business Condition - The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of Synergy as a going concern. However, Synergy has had no significant income and has had negative cash flows from operating activities during the years ended December 31, 1999 and 1998 and cumulatively from inception through June 30, 2000, which conditions raise substantial doubt about Synergy's ability to continue as a going concern. Synergy's continued existence is dependent upon its ability to obtain additional financing. The Company will continue to raise funds from the public and private markets and through arrangements with certain related and unrelated companies with which it is negotiating mutually beneficial agreements for the use of the technologies. However, there is no assurance that additional financing will be realized.

Development Stage Enterprise - Since inception, the Company has spent most of its efforts raising capital and financing the research and development of certain technologies; however, it has not yet had sales sufficient to sustain operations and has relied upon cash flows from financing activities (primarily debt and equity issuances) to sustain operations. Therefore, the Company is considered to be in the development stage.

Technology Development - The amount reported on the Consolidated Statements of Operations for the cumulative period from November 7, 1996 (Date of Inception) to June 30, 2000 reflects expenditures on the development of the technologies, net of certain GTL development costs charged to Stone Canada at the end of fiscal 1998 and 1999 for reimbursement under the terms of a letter agreement between the Company and Stone Canada executed in September 1998 (See Note 2(II) "RELATED PARTY TRANSACTIONS"). The cumulative amount reported to June 30, 2000 is net of expenditures of $426,917 which were invoiced to Stone Canada.

Financial Instruments - The amounts reported as cash, receivables, accounts payable, and accrued liabilities are considered to be reasonable approximations of their fair values. The fair value estimates presented herein were based on market information available to management at the time of preparation of the financial statements. For the purpose of the statement of cash flows, cash and cash equivalents are defined as demand deposits as well as other funds with original maturities of three months or less.

Foreign Currency Translation - Exchange gains and losses from holding foreign currencies and having liabilities paid in foreign currencies are included in the results of operations.

Property and Equipment - Property and equipment are reported at cost. Minor repairs, enhancements, and maintenance costs are expensed when incurred. Depreciation is computed using the straight-line and accelerated methods over the estimated useful lives of the assets. Major categories of property and equipment and estimated useful lives are as follows:

Estimated Useful Life

Furniture and fixtures                     3-5 years
Computer equipment                         2 years


[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              6

Basic and Diluted Loss Per Share - Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated to give effect to potentially issuable common shares except during loss periods when those potentially issuable common shares would decrease the loss per share.

Restatement of Prior Financial Statements - The previously issued December 31, 1999 and 1998 financial statements were restated to consolidate Carbon and its wholly owned subsidiary, Lansico. Carbon is consolidated due to the releasing of the Carbon shares from escrow as further explained in Note 9, "Carbon Resources Limited", at which time Carbon became a wholly owned subsidiary.

Also, the activities of Syngen have been included in the financial statements based on the Company and related parties having funded Syngen since its inception. The Company and related parties may not benefit from that activity until, and unless, certain technology is proven commercially viable. As further described in Note 10, until recently the shares of Syngen have been held in escrow.

NOTE 2 - RELATED PARTY TRANSACTIONS

  During  the three-month period ended June 30, 2000, the Company and its subsidiaries were charged a total of $43,128 in consulting fees by Glidarc Technologies Inc. (a Texas corporation) for process management services. An officer of Glidarc Technologies is also a member of the Board of Directors of Carbon Resources Limited, a private Cyprus corporation and has, since the end of the quarter, became a member of the Board of Directors of the Company. During the six months ended June 30, 2000, an amount of $190,720 for services rendered which remained due and payable to Glidarc Technologies at December 31, 1999, was settled for 304,898 shares of common stock of the Company. An amount of $33,274 remained due and payable to Glidarc at June 30, 2000.

  In September   1998,  Stone  Canada  and  Synergy  Technologies
     entered into a letter agreement under which Stone Canada agreed to fund the development of a 4-bbl/day gas to liquids demonstration facility in return for the Canadian marketing and licensing rights to the GTL or Syngen technology. Pursuant to this agreement, from the period September 30, 1998 to the period ended December 31, 1999, invoices totaling $426,917 had been issued to Stone Canada for reimbursement of all costs incurred by the Company or its subsidiaries in respect of the development of the 4-bbl/day facility.

During the quarter ended March 31, 2000 Synergy advanced a total of $388,870 to Stone Canada with respect to the development of the 4-bbl/day-demonstration facility. As at June 30, 2000,
$123,953  in  consolidated receivables remained  due  from  Stone
Canada.

NOTE 5 - LOANS PAYABLE

Loans payable of $492,187 as of June 30, 2000 reflect an amount of $405,953 payable to Texas T Petroleum, a partner in the development of the CPJ process, and various other unrelated payables totaling $86,234.


[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              7

NOTE 7 - COMMON STOCK

In  November  1998, the Company commenced a private placement  of its  common  stock under Rule 504 of Regulation D  at  $0.50  per
Unit.   Each Unit consisted of one share of common stock and  one
stock warrant

exercisable at any time two (2) years from the date of issue at $1.00 per share for each warrant exercised. The Company completed this offering of 1,500,000 Units in April 1999 for a total value of $750,000. The Company issued 957,000 Units for cash of $478,500, 138,000 Units as compensation for services valued at $69,000, and 405,000 Units as conversion of debt from investor deposits in the amount of $202,500. No commission fees or other selling expenses were paid. Subsequent to year end, the Company offered to certain subscribers under the aforementioned Rule 504 private placement the option of canceling the warrant portion of the subscribed for Units and participating in an offering of new Units made pursuant to Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933 ("Regulation S"), with each Unit consisting of a share of common stock and a warrant to purchase an additional share for $3.50, exercisable at any time two (2) years from the time of subscription. The Company has agreed to keep the offering open until either fully subscribed or April 2001 which would be the expiration date of the warrants under the Rule 504 private placement. The price of these new Units is $1.00, which is the same price as the share purchase warrants that have been cancelled. On January 19, 2000, 100,000 of these new Units were subscribed for. During the period ended June 30, 2000, the Company accepted this subscription. As at June 30, 2000 the subscribed for shares remained reserved for issue.

In December 1999, the Company commenced a private placement of its common stock pursuant to Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933 ("Regulation S") at $0.50 per Unit, each Unit consisting of one share of common stock and one warrant exercisable for a period of one year from the date of issuance at $1.00 per share. In January 2000, 10,000 Units were sold for total proceeds of $5,000.

On January 5, 2000 the Company approved the Year 2000 Employees Stock Option and Stock Award Plan, which authorized awards of up to 1,500,000 shares of common stock. As of June 30, 2000 a total of 1,205,763 shares had been issued under the plan as compensation for bonafide services actually rendered with 25,000 options being granted during the three (3) month period ended June 30, 2000.

On January 14, 2000, a Financing and Security Agreement was entered into by and among Stone Canyon Resources Ltd. ("Stone Canada") and the Company (collectively the "Borrowers") and James E. Nielson and Wood River Trust (collectively the "Lenders"), in regard to a loan in the amount of $300,000.00 for allocation towards development of the 4 bbl per day SYNGEN demonstration plant. Stone Canada has agreed to hold in trust an equal amount of funds receivable by way of a refund from Natural Resources Canada as collateral for a period of ninety (90) days following the initial start up of the SYNGEN demonstration plant, at which time the Lenders may choose either (i) to convert the loaned amount into 600,000 Units of Synergy Technologies, at which time an amount of $300,000 would be


[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              8

released to Synergy from the Stone Canada trust as consideration for the units or (ii) a release of the funds held in trust in an amount equal to the principal balance and all accrued interest therein, with any additional trust funds to be released to Stone Canyon. Each Unit would consist of one share of common stock and one warrant to purchase an addition share of common stock for $1.00 per share. As of June 13, 2000, Wood River Trust and James E. Neilson advised the Company of their election to convert the loaned amounts to Synergy Units. As at June 30, 2000 the Company was finalizing documentation with Stone Canada with respect to the release of funds from trust and the Units remained un-issued.

On January 14, 2000, a second Financing and Security Agreement was entered into by and among Stone Canada and the Company (collectively the "Borrowers") and Caribbean Overseas Investments Ltd. (the "Lender") with the same terms as the above-described financing agreement, except the loan amount was $50,000, convertible into 100,000 Units.

On January 19, 2000, the Company commenced a private placement of shares of its common stock pursuant to Regulation S. Subsequent to the period ended June 30, 2000, the Company accepted subscriptions to this offering for the sale of 100,000 shares at $1.00 per share. As at June 30, 2000 the subscribed for shares remained reserved for issue.

On May 25, 2000, the Company commenced a private placement of up to $2,250,000 of its convertible promissory notes (the "Notes"). As of June 30, 2000, the Company had received proceeds of $855,000, net of offering costs $45,000. The Notes are convertible into units of the Company, with each unit comprised of one (1) share of common stock, a warrant to purchase one (1) share of common stock at $4.00 per share and another warrant to purchase an additional share of common stock at $8.00 per share (the "Units") at the price of $3.00 per Unit. The net proceeds were allocated between the beneficial conversion feature and the promissory notes based on their relative fair values. The fair value of the Unit was determined using the fair value of the underlying common stock and the warrants on the commitment date. The fair value of the warrants was determined using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, volatility of 169%, risk-free interest rate of 6.38% and estimated life of two years. The beneficial conversion feature was allocated all of the net proceeds resulting in a discount on the Notes of $855,000. Since the Notes are convertible upon issuance, the discount was immediately amortized and resulted in amortization expense of $855,000. The private placement was conducted pursuant to Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933 and was offered only to accredited investors or others deemed appropriate by the Company. The private placement was fully subscribed and closed on July 26, 2000. The Company used the services of Belle Haven Investments L.P. as selling agent for the private placement. Belle Haven received a cash commission of five percent (5%) of every Note sold. Belle Haven also received a warrant to purchase up to 52,666 Units at the exercise price of $3.00 per Unit. The Company also issued a warrant for 32,000 Units to other individuals for finders' fees in completing this private placement. Each of such warrants were issued subsequent to the quarter ended June 30, 2000 and are thus not reflected in the accompanying financial statements.


[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              9

The warrants issued in connection with the private placements undertaken in the fiscal years ended December 31, 1999 and 1998 are exercisable at $1.00 per share, and expire within two years from the date of issue. During the six month period ended June 30,
2000, the Company issued 426,000 shares of common stock upon the exercise of warrants for cash proceeds of $426,000, or $1.00 per share. The following table summarizes the warrants to purchase common stock issued and outstanding:

Warrants outstanding at December 31, 1999:
1,863,000
--------------------------------------------------------
Warrants exercised at $1.00 per share           (426,000)

Warrants issued/(cancelled) See above         (1,264,000)
--------------------------------------------------------
Warrants outstanding at June 30, 2000            173,000
========================================================


As further discussed in Note 9, "Contingent Agreements with Certain Companies", a total of 13,000,000 shares of the Company's common stock under two stock exchange agreements with a Cyprus corporation have been placed into escrow pending the outcome of the technologies reaching "commercial viability" as determined by an independent party. As of June 30, 2000, the shares were still in escrow pending the outcome of this uncertainty. Subsequent to the quarter the Board of Directors approved the release of the 13,000,000 shares from escrow. See Note 10 "SUBSEQUENT EVENTS" below.

Stock Options

(a) On January 5, 2000, the Company approved the 1998 Directors and Employees Stock Option and Stock Award Plan, which authorized options to purchase 900,000 shares of common stock. The Company's shareholders previously approved the granting of these options on June 5, 1999. During the six month period ended June 30, 2000 options to purchase 400,000 shares were granted to directors, options to purchase 250,000 shares were granted to employees, and options to purchase 250,000 shares were granted to third parties as compensation for services. The plan was fully subscribed and no further options are available for issue under this plan.

(b) On January 5, 2000 the Company also approved the 1999 Directors and Employees Stock Option and Stock Award Plan which authorized options to purchase 1,000,000 shares of common stock. The Company's shareholders previously approved the granting of these options on June 30, 1999. During the six month period ended June 30, 2000, options to purchase 160,000 common shares were granted to employees and options to purchase 210,000 common shares were granted to third parties as compensation for services.

(c) On January 5, 2000, the Company approved the 1999 Directors and Advisory Board Members Stock Option Plan, pursuant to which the Company can grant options to members of the Company's board of directors and advisory board to purchase up to 1,100,000 shares of common stock. During the six month period ended June 30, 2000 option to purchase 350,000 common shares were granted to directors and options to purchase 500,000 common shares were granted to advisory board members under this plan.

(d) On March 3, 2000, the Company granted stock options to purchase 100,000 shares of common stock at $2.25 per share to a third parties as consideration for the use of certain property.
The  options vested immediately and expire  March 3, 2003.   The
options granted were valued at their fair value of $394,000.


[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              10

Pursuant to notes a, b and c above during the six month period ended June 30, 2000, a total of 1,160,000 options to purchase common shares at $1.00 per share were granted to various employees and directors under the plans described above. These options expire January 2, 2010. The vesting period has not yet been determined.

Further, the Company granted stock options to purchase 985,000 shares of common stock at $1.00 per share to third parties as compensation for services. Of the options granted, 668,333 options have been treated as being vested immediately. This vesting may be amended on subsequent statements. The options expire January 2, 2010. 316,667 of the options vest according to a schedule over two years and expire January 13, 2005. The options granted were valued at their fair value of $695,000 on the grant date, which amount will be recognized by the Company as the options vest. During the six months ended June 30, 2000 $510,125 of unearned compensation was amortized as compensation expense. The fair value of the options was determined by using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0.0%, weighted average expected volatility of 170%, weighted average risk-free interest rate of 6.44% and expected life of 1 year.

A summary of the status of the Company's stock options as of June 30, 2000 and changes during the three month period then ended are presented below:

                                                              June 30, 2000
                                                             Weighted Average
                                                 Shares       Exercise Price
                                               ------------  ----------------
Outstanding at beginning of year                        -    $      -
Granted                                         2,245,000        1.06
Outstanding at end of Period                    2,140,000        1.06
Options exercisable at End of Period            1,823,333        1.06
Weighted average fair value of options granted
 during the year                                             $   0.85
                                                             --------


[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              11

The following table summarizes information about stock options outstanding at June 30, 2000:


Options Outstanding                            Options Exercisable
------------------------------------------------------------------------------

                                          Weighted     Weighted      Weighted
Range of       Number        Remaining    Average      Number        Average
Exercise       Outstanding   Contractual  Exercise     Exercisable   Exercise
Prices         at 6.30.2000  Life         Price        at 6.30.00    Price
-------------  ------------  -----------  -----------  ------------  ---------
$1.00 - $2.25   2,140,000    8.24 years   $1.06        1,823,333     $1.06


The Company measures compensation to employees under stock-based options and plans using the intrinsic value method prescribed in Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, and related interpretations. Compensation for options to outside directors is measured using the fair value method set forth under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. There was no Stock-based compensation charged to operations during the six months ended June 30, 2000 from options granted to employees and to outside directors, respectively. Had compensation cost for the Company's options granted to employees been determined based on the fair value at the grant dates consistent with the alternative method set forth under Statement of Financial Accounting Standards No. 123, net loss and loss per share would have increased to the pro forma amounts indicated below:


               For the three months    For the six months      Cumulative from (Date)
               ended June 30           ended June 30           of Inception) through
   ---------------------------------------------------------------------------------
                   2000        1999        2000        1999    June 30, 2000
   Net Loss:
   As Reported  $1,581,579     310,774   2,728,199   1,101,318     5,486,585
   Pro Forma             -           -   3,018,199           -     5,776,585

   --------------------------------------------------------------------------
  Basic and
  Diluted loss
  Per share
  As Reported:  $     0.12        0.03        0.21        0.10          0.50
  Pro  Forma:            -           -        0.23           -          0.53
  ---------------------------------------------------------------------------

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Litigation -
Bataa Oil, Inc.

During 1996, Stone Canyon purchased interests in certain leasehold properties. Through December 31, 1997, Stone Canyon paid $458,080 for acquisition costs and development costs associated with such


[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              12

interests. Such amount was paid to Bataa Oil, Inc., by the founding shareholders of Stone Canyon and Stone Canyon paid such amount to the founding shareholders. Bataa Oil, Inc. also served as operator of each lease. Prior to the merger with the Company, Stone Canyon issued a total of 1,700,000 shares of its common stock to certain founders of Stone Canyon, including 411,842 shares to Bataa and its designees and 63,910 shares to Richard and Anita Knight, as part of the consideration for such properties. Such shares were exchanged for an equal number of shares of the Company as part of a share exchange agreement executed in November 1997 between the Company, Stone Colorado and Stone Canada.

Stone  Canyon  and the Company contend that Bataa  represented  to
Stone Canyon and/or its affiliates that the price for these properties was set at the price paid by Bataa for the same. Stone Canyon and the Company have since learned that Bataa's costs for these properties were far less than the amount charged. The
Company has questioned the form of legal title taken for the properties as well as adequate documentation and disclosure of all underlying obligations, liabilities and arrangements relating to the properties between Bataa

Oil, Inc. and the vendors. The Company has also learned that some of these leases have been forfeited due to a failure to meet a drilling obligation imposed by one of the vendors. Stone Canyon was not appraised of such obligation prior to the acquisition of its interest in the leases. The Company has been advised by legal counsel that the issuance of the shares to Bataa Oil and its designees was without the kind, amount or form of consideration as authorized by the Board of Directors and could therefore be deemed to be an invalid issuance. In order to protect the interests of all shareholders, the Company has placed a "stop transfer" with the transfer company against all of the founders shares including 411,842 shares of its common stock owned by Bataa Oil and its designees and 63,910 shares owned by Richard and Anita Knight.

As a result of this dispute, Bataa, Richard and Anita Knight and certain others, filed a complaint in the District Court, County of Denver, in the State of Colorado against the Company, its wholly-owned subsidiary, Stone Canyon and Stone Canada, which was previously the Company's sole controlling shareholder. The original complaint asserted only one claim (Breach of Fiduciary Duty and mandatory injunction) against the Company to compel it to remove restrictive legends from the plaintiffs shares of the Company's common stock. The plaintiffs have amended their complaint twice, and as a result, have named additional defendants to this lawsuit, including certain members of the Company's Board of Directors, the Company's transfer agent (Holladay Stock Transfer Inc.), founding shareholders of Stone Canyon and other individuals. The plaintiffs second complaint also includes causes of action for conversion, civil conspiracy and unjust enrichment. The Company's Answer and Counterclaims denied all material allegations, asserted numerous affirmative defenses and asserted counterclaims against Plaintiffs Bataa Oil, David Calvin and/or Richard and Anita Knight for an accounting, fraud, intentional misrepresentation, breach of fiduciary duty, damages and punitive damages.

The Company disputes the allegations made by the plaintiffs, claims they are untrue and is vigorously defending this lawsuit.


[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              13

On January 27, 2000, the Company and Texas T Resources, Inc., a Canadian corporation, filed an action in Boulder County District Court, Colorado, (Case No. 2000 CV 131) against Bataa Oil, its owner Mr. David Calvin and other individuals, asserting claims for defamation (Libel or Slander Per Se and Libel or Slander Per
Quod), civil conspiracy, international interference with prospective business or economic advantage, injunction and punitive damages. With regards to the Company, these claims are based on events that occurred primarily in December 1999, in which the named Defendants, acting on their own behalf or on behalf of Bataa Oil, Inc., made several false and defamatory statements concerning the Company and/or individuals identified by them as "principals" of Synergy to market analysts, government agencies, elected officials and private entities such as the NASD. The Company believes the purpose of these statements were in general to interfere with and damage the business of the Company and in particular to convince at least one market analyst to reverse his "buy" recommendation to a "sell" recommendation on Synergy stock.

The Company sought, and received on February 8, 2000, a Temporary Restraining Order against Defendant David J. Calvin and Defendant Bataa Oil, Inc., as well as, by applicable rule, anyone acting on behalf of Bataa Oil, Inc. to stop any further publication of such false and defamatory statements. By stipulation between the parties and subsequent Order of the Court dated February 23, 2000, such Temporary Restraining Order became a Preliminary Injunction, which will remain in effect until the trial in this matter.

During the quarter ended June 30, 2000, the Company received confirmation that a case management order that had been filed in the Boulder County matter had received approval from the courts. Pursuant to such case management order, a trial date has been set for April 9, 2001.

Licensing and Consulting Agreements C Effective September 30, 1998, Synergy Technologies entered into an agreement with Stone Canada, whereby Stone Canada committed to fund the design and construction  of  a 4 bbl per day demonstration  facility  in  the
Province of Alberta in exchange for the Canadian marketing and licensing rights to Synergy's proprietary Gas to Liquids technology.

NOTE 9 - CONTINGENT AGREEMENTS WITH CERTAIN COMPANIES

The Company has entered into certain agreements which were contingent upon certain technology reaching commercial viability. The financial accounting effect of these agreements have not been recorded pending the outcome of the contingency, which subsequent to the quarter ended June 30, 2000, has been removed. A summary of the agreements with the various companies follows:

Carbon Resources Limited - Carbon Resources Limited ("Carbon") is a private Cyprus corporation, a wholly owned subsidiary of Synergy, and the 100% shareholder of Lanisco Holdings Limited (a private Cyprus corporation), which holds the rights to acquire the CPJ Process, a proprietary and patented technology for the upgrading of heavy crudes to conventional light oils.

On May 1, 1998 Carbon and Laxarco Holdings Ltd. ("Laxarco") (the previous sole shareholder of Carbon) entered into agreements granting Carbon the rights to acquire the patented SYNGEN technology contingent upon Carbon fulfilling certain terms and conditions outlined in a technology transfer agreement. On May 5, 1998, Carbon and Laxarco entered into a share exchange agreement

[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              14

with Synergy and Stone Canyon Resources Ltd., (its then major shareholder), granting Synergy the rights to acquire 75% of the issued shares of Carbon (and thereby a 75% interest in the SYNGEN technology). Under the exchange agreement, Synergy would exchange 10,000,000 shares of common stock for 75% of the shares of Carbon. The share exchange was contingent upon Synergy assuming the terms and conditions agreed to by Carbon in the original technology transfer agreement. 3,750 common shares of Carbon (75% of the issued shares) and 10,000,000 shares of Synergy were placed in escrow subject to the terms of the agreement.

On January 6, 1999, Carbon acquired all issued and outstanding shares of Lanisco Holdings Limited, making Lanisco a wholly owned subsidiary, which held the rights to a second patent pending technology, the CPJ process, subject to funding commitments.

On January 8, 1999, Synergy reached a verbal agreement with Texas T Petroleum Ltd., a Colorado oil and gas corporation, ("Texas T Petroleum"), whereby Texas T Petroleum received an option to negotiate the acquisition of up to 50% of the shares of Carbon in exchange for the payment of $100,000 cash and the expenditure of an additional $100,000 towards development of the CPJ technology. Synergy advanced $100,000 of such funds to Lanisco for the purchase of 1,000,000 Units of Texas T Petroleum. Each Unit is comprised of one (1) share of common stock and one stock warrant to acquire an additional share for a period of three years from the date of issue at $1.00 per share.

Effective June 25, 1999, Carbon, Laxarco Holding and Synergy agreed to amend the original share exchange agreement and Synergy was granted the right to acquire the remaining 25% of the shares of Carbon. Under the exchange agreement, Synergy would exchange 3,000,000 shares of common stock for the remaining 1,250 shares of Carbon. The 3,000,000 shares of the Company and 1,250 shares of Carbon were placed with the escrow agent.

To facilitate an agreement with respect to the CPJ process, Carbon, Laxarco Holding and Synergy agreed to amend the original share exchange agreements to transfer the SYNGEN technology from Carbon to a newly incorporated subsidiary of Synergy. Effective June 25, 1999, Synergy incorporated Syngen Limited and the SYNGEN technology was transferred from Carbon to Syngen. The shares of Syngen, the newly incorporated subsidiary, were placed in escrow subject to the terms of the original technology transfer agreement executed between Carbon and Laxarco, the shares of Carbon were released from escrow and Carbon became a wholly-owned subsidiary of Synergy. The CPJ technology is held in escrow subject to funding and development commitments by Synergy.

On June 26, 1999, Synergy executed a share exchange agreement with Texas T Petroleum whereby Texas T Petroleum will acquire fifty percent (50%) of the issued and organized shares of Carbon in exchange for the issuance of 2,000,000 Units of Texas T Petroleum, each Unit consisting of one share of common stock and one stock warrant entitling the holder to purchase one (1) additional share of Texas T Petroleum at $1.00 per share within two years of June 26, 1999, and the payment of $900,000 by Texas T for the development of the CPJ technology. The 2,000,000 Units of Texas T


[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              15

Petroleum and 5,000 shares of Carbon are reserved for issue upon fulfillment by Texas T Petroleum of the terms of the agreement.

During the course of fiscal 1999, Carbon has continued to develop the CPJ technology held by its wholly owned subsidiary, Lanisco Holdings Limited, under the financial support of Texas T Petroleum Ltd. Carbon intends to carry-on with development of the CPJ Process in co-operation with Lanisco Holdings and Texas T Petroleum during fiscal 2000.

Syngen Technologies Limited C Syngen Technologies Limited ("Syngen") incorporated June 25, 1999 is a private Cyprus corporation and a 100% owned subsidiary of Synergy contingent upon the terms of two share exchange agreements dated May 5, 1998 and June 25, 1999, respectively. See "Note 10 - SUBSEQUENT EVENTS".

Syngen holds the rights to a proprietary and patented technology called "SYNGEN" which converts natural gas to synthesis gas. (See Carbon Resources Limited above, paragraph 6.) The shares of Syngen remain in trust with an escrow agent until the fulfillment of the terms and conditions of the agreements. Subsequent to the quarter ended June 30, 2000, Synergy and Laxarco agreed to the release of the Syngen shares from escrow. See "Note 10-SUBSEQUENT EVENTS".

Lanisco  Holdings  Limited and Texas  T  Petroleum,  Ltd.  -
Lanisco Holdings Limited ("Lanisco"), is a private Cyprus corporation and a 100% owned subsidiary of Carbon Resources
Limited (a private Cyprus corporation).

Lanisco holds the rights to acquire proprietary and patented technology called "CPJ" which converts so called heavy oils into lighter oils.

Lanisco entered into agreements January 6, 1999 whereby it was granted the rights to acquire the CPJ technology from the inventor, in return for expending $1,000,000 to commercialize the technology, and payment of a royalty of 65% of the net proceeds received from any license fees, royalties or any such other revenues earned until payment of a total of $1,000,000 to the Inventor, at which time the royalty would revert to 35% of any net proceeds received from any revenue generated by the technology. (Net proceeds to be defined as gross revenues less reasonable operating expenses including R&D expenses).

Two further agreements entered into in January 1999 and June 1999, between Synergy (the 100% shareholder of Carbon Resources Limited) and Texas T Petroleum granted Texas T Petroleum the right to acquire 50% of the shares of Carbon (and thereby acquire a 50% interest in the CPJ technology). Please refer to Carbon Resources Limited above, paragraphs 4 and 7 for a detailed explanation of these agreements.

At December 31, 1999, Lanisco, Carbon and Texas T Petroleum worked in co-operation to re-construct the 2 bbl/day pilot CPJ unit at laboratory facilities in Calgary, Alberta to permit testing of various heavy crude samples for potential licensees.

In addition, Lanisco, Carbon Resources and Texas T Petroleum have commissioned and received a detailed cost estimate for the construction of a 100 bbl/day pilot unit expected to commence construction in the Province of Alberta in fiscal year 2000.

Lanisco  intends  to  generate annual revenues  through  the licensing of the CPJ technology to a variety of international corporations and host countries, and by the generation of royalty revenues from operational CPJ facilities.


[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              16

NOTE 10 - SUBSEQUENT EVENTS

  (A) Subsequent to the quarter ended June 30, 2000, the Company announced that it had completed a $2.25 million convertible note financing led by Belle Haven Investments of Greenwich, Connecticut. Refer to Note 7 - "COMMON STOCK" above.

  (B) Subsequent to the quarter ended June 30, 2000, the Company announced the appointment of Mr. John Gradek to the position of Chief Executive Officer effective August 15,
     2000.

  (C)   Subsequent to the quarter ended June 30,  2000,  the
     Company and Laxarco Holding Limited have agreed to release from escrow the shares of the Company's common stock and
     shares of Syngen Technologies  Limited.  An escrow had
	been  set  up  to hold  13,000,000 shares issued in the
	name  of  Laxarco Holding  Limited and the shares of Syngen
	pursuant  to various   agreements  involving  the  Company,
     Laxarco Holding and other entities and to assure each party that certain covenants and undertakings related to the development of the Technologies were completed. The
     Company and Laxarco Holding have determined that  there
     is  no  further need for the respective shares  of  the
     Company  and  Syngen to be held in escrow  due  to  the
     progress  to  date of such development.   In  addition,
     Laxarco  has  committed to the Company to  continue  to
     provide the technical personnel necessary to manage completion of the Technologies. Therefore, subsequent to the end of the quarter, the Company's Board of Directors resolved to authorize and direct the release of  13,000,000  shares from escrow to  Laxarco  Holding
     Limited but only upon delivery to the Company of the outstanding shares of Syngen Technologies Limited and delivery of the written undertaking. The Company anticipates that it will formalize its agreement with Laxarco Holding by  entering  into amendments  to  the  aforementioned
     agreements.   Upon completion of these agreements Synergy,
     by way of 100% ownership in Syngen Technologies Limited will hold all the rights to a proprietary and patented technology called "SYNGEN". (Refer to Note 9 - "COMMITMENTS AND CONTINGENCIES" above).

  (D) Subsequent to the quarter ended June 30, 2000, the Company elected Mr. Thomas Cooley to fill a vacancy on the Company's Board of Directors. Mr. Cooley is the director of the Company's Technical Development and a shareholder of Laxarco Holding Limited, which is the largest shareholder of the Company.


[FN]
The notes to these unaudited consolidated financial statements should be read in conjunction with the Audited Financial
Statements for the fiscal year ended December 31, 1999.              17

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

As of February 28, 2000, the Company dismissed as the principal accountant previously engaged to audit the Company's financial statements, Sarna & Co. Sarna & Co. was engaged to audit the Company's fiscal year ended December 31, 1998 and the subsequent period ended March 31, 1999.

Sarna & Co.'s report on the Company's financial statements for the fiscal year ended December 31, 1998, did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was approved by the Company's Board of Directors. During the Company's two (2) most recent fiscal years (of which Sarna & Co. audited only the 1998 fiscal year) and during all subsequent interim periods preceding Sarna & Co.'s dismissal, there were no disagreements between the Company and the former accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

There were no reportable events (as such term is defined by paragraph
(a)(1)(v) of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission ("Regulation S-K") that occurred within the Company's two most recent fiscal years nor any subsequent interim period preceding the dismissal of Sarna & Co.

The Company provided Sarna & Co. with a copy of the disclosures made in its Current Report Form 8-K dated February 28, 2000, prior to the filing of the same. The Company has requested Sarna & Co. to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made in this Form 8-K and, if not, stating the respects in which it does not agree. The Company has received the aforementioned letter from Sarna & Co.

As of February 28, 2000, the Company engaged the accounting firm of Hansen, Barnett & Maxwell, a professional corporation, as its principal accounting firm to audit its financial statements. The Company has not consulted with Hansen, Barnett & Maxwell regarding either the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company's financial statements; nor any disagreement or other reportable event (as such are defined in paragraphs
(a)(1)(iv)-(v) under Item 304 of Regulation S-K) as no such disagreement or reportable event occurred as disclosed above.

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Model Business Corporation Act of the State of Colorado ("CMBCA") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

The CMBCA provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

The CMBCA provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The Company's Articles of Incorporation (incorporated by reference herein) provides for indemnification of directors, officers and other persons as follows:

The Corporation shall indemnify, to the extent permitted by law, any director, officer, agent, fiduciary or employee of the Corporation against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the Corporation. The Corporation shall further have the authority to the full extent permitted by law to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by them in all other circumstances and to maintain insurance providing such indemnification.

THE COMPANY'S BY-LAWS (INCORPORATED BY REFERENCE HEREIN) PROVIDES THAT:

AUTHORITY TO INDEMNIFY. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director while serving as a director shall be indemnified against liability.

ADVANCE OF EXPENSES TO DIRECTORS. The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (1) the Indemnitee furnishes to the Corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in Section 6.2 of the Corporation's Bylaws; (2) the Indemnitee furnishes to the Corporation a written undertaking, executed personally by or on behalf of such Indemnitee, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 6.4 of the Corporations Bylaws.

MANDATORY INDEMNIFICATION OF DIRECTORS. The Corporation shall indemnify a person who was wholly-successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

INSURANCE. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who, while a director, officer, employee fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent or another domestic or foreign corporation, or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary or agent whether or not the Corporation would have power to indemnify the person against the same liability under Sections 6.2, 6.3 or 6.7 of the Corporation's Bylaws. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS OF THE CORPORATION. (a) An officer is entitled to mandatory indemnification under the section above titled "Mandatory Indemnification of Directors" and is entitled to apply for court-ordered indemnification under Section 6.5 of the Corporation's Bylaws, in each case to the same extent as a director; (b) the Corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the Corporation to the same extent as to a director; and (c) the Corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than is provided in the Bylaws, if not inconsistent with public policy, and if provided for by general or specific action of its board of directors or shareholders or by contract.


                 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Company has agreed to pay all expenses associated with the preparation and filing of this registration statement, including registration fees, transfer agent's fees, printing and engraving fees and legal and accountings fees. The selling security holders shall be responsible for any commissions or selling fees incurred in connection with the sale of the securities registered under this registration statement.

                   RECENT SALES OF UNREGISTERED SECURITIES

On April 15, 1998, the Company commenced a private placement of its Units pursuant to Regulation S, promulgated by the SEC under the 1933 Act ("Reg. S"). Each Unit consisted of one (1) share of common stock and one (1) warrant exercisable any time prior to April 15, 2000. The Company completed this offering on September 30, 1998 with proceeds of $175,000 on the sale of 350,000 units at $0.50 US per Unit. No commission fees or other selling expenses were paid.

In November 1998, the Company commenced a private placement of its common stock under Rule 504 of Regulation D at $0.50 per Unit. Each Unit consisted of one share of common stock and one warrant exercisable at any time two (2) years from the date of issue at $1.00 per share for each warrant exercised. The Company completed this offering of 1,500,000 Units in April 1999 for a total value of $750,000. The Company issued 957,000 Units for cash of $478,500, 138,000 Units as compensation for services valued at $69,000 and 405,000 Units as conversion of debt from investor deposits in the amount of $202,500. No commission fees or other selling expenses were paid. Subsequent to year end, the Company offered to certain subscribers under the aforementioned Rule 504 private placement the option of canceling the warrant portion of the subscribed for Units and participating in an offering of new Units made pursuant to Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933 Regulation S), with each Unit consisting of a share of common stock and a warrant to purchase an additional share for $3.50, exercisable at any time two (2) years from the time of subscription. The Company has agreed to keep the offering open until either fully subscribed or April 2001 which would be the expiration date of the warrants under the Rule 504 private placement. The prices of these new Units is $1.00, which is the same price as the share purchase warrants that have been canceled. On January 19, 2000, 100,000 of these new Units were subscribed for. Subsequent to period ended March 31, 2000, the Company accepted this subscription.

In December 1999, the Company sold 53,000 units in an offering conducted pursuant to Regulation S. Each unit consisted of one share of common stock and a warrant to purchase another share of common stock for $1.00 per share.
 The Company received proceeds of $26,500 from this offering. In January 2000, the Company sold an additional 10,000 units from this offering receiving $5,000.00 in proceeds. No commission fees or other selling expenses were paid.

On January 19, 2000, the Company commenced a private placement of shares of its common stock pursuant to Regulation S. Subsequent to the period ended March 31, 2000, the Company accepted subscriptions to this offering for the sale of 100,000 shares at $1.00 US per share. No commission fees or other selling expenses were paid.

                                UNDERTAKINGS

The Company undertakes that it shall

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:


(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in the volume and price represent no more than a
 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                  SIGNATURES

        In accordance with Section 13 or 15(d) of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                       SYNERGY TECHNOLOGIES CORPORATION

Dated: October 4, 2000
                           /s/ JOHN GRADEK
                           -----------------
                           By: John Gradek, Chief Executive Officer

        In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ JOHN GRADEK                                         October 4, 2000
---------------
Chief Executive Officer and Board
of Directors

/s/ CAMERON HAWORTH                                     October 4, 2000
-------------------
President and Board of Directors

/s/JACQUELINE DANFORTH                                  October 4, 2000
----------------------
Secretary-Treasurer and Board of Directors

/s/THOMAS E. COOLEY                                     October 4, 2000
-------------------
Board of Directors

/s/JAMES SHONE                                          October 4, 2000
-------------------
Board of Directors

/S/DUANE F. BAUMERT                                     October 6, 2000
-------------------
Board of Directors

/S/JAMES E. NIELSON                                     October 10, 2000
-------------------
Board of Directors

                       INDEX OF EXHIBITS FILED HEREWITH

REGULATION

S-B NUMBER                     EXHIBIT                  REFERENCE


3(i)    Articles of Incorporation                Filed Herewith


3(ii)   Bylaws                                   Filed Herewith

4       Speciman Stock Certificate               Filed Herewith

10.1    Assignment of Technology Agreement by
        and between Laxarco Holding Limited
        and Carbon Resources Limited dated
        May 1, 1998                            Incorporated by reference to
                                               Exhibit 6.1 to the Registrant's
                                               Registration Statement on Form
                                               10-SB filed July 15, 1999

10.2    Share Exchange Agreement by and among
        Laxarco Holding Limited, Carbon
        Resources Limited, the Registrant and
        Stone Canyon Resources Ltd. dated
        May 5, 1998                            Incorporated by reference to
                                               Exhibit 6.2 to the Registrant's
                                               Registration Statement on Form
                                               10-SB filed July 15, 1999

10.3    Amended and Restated Escrow Agreement
        by and between the Registrant and
        Laxarco Holding Limted dated June
        25, 1999                               Incorporated by reference to
                                               Exhibit 6.3 to the Registrant's
                                               Registration Statement on Form
                                               10-SB filed on July 15, 1999

10.4    Option Letter Agreement by and between
        Laxarco Holding Ltd., Texas T Petroleum
        Inc. and the Registrant dated June 25,
        1999                                    Filed Herewith


10.5    Amendment No. 1 to the Assignment of
        Technology Agreement by and between
        Laxarco Holding Limited and Carbon
        Resources Limited dated June 25, 1999    Incorporated by reference to
                                                 Exhibit 6.1 to the Registrant's
                                                 Registration Statement on Form
                                                 10-SB filed July 15, 1999

10.6    Amendment No. 1 to the Share Exchange
        Agreement by and among Laxarco Holding
        Limited, Carbon Resources Limited, the
        Registrant and Stone Canyon Resources
        Ltd. dated June 25, 1999                Incorporated by reference to
                                                Exhibit 6.10 to the Registrant's
                                                Registration Statement on Form
                                                10-SB filed July 15, 1999

10.7   Share Exchange Agreement by and among
       Laxarco Holding Limited, Carbon
       Resources Limited and the Registrant
       dated June 25, 1999                      Incorporated by reference to
                                                Exhibit 6.12 to the Registrant's
                                                Registration Statement on Form
                                                10-SB filed July 15, 1999

10.8   Share Exchange Agreement by and between
       Texas T Petroleum Inc. and the
       Registrant dated June 25, 1999           Incorporated by reference to
                                                Exhibit 6.12 to the Registrant's
                                                Registration Statement on Form
                                                10-SB filed July 15, 1999

10.9   Amended and Restated Assignment of
       Technology Transfer Agreement by and
       between Pierre Jorgensen, the Registrant,
       Lanisco Holdings Ltd., a subsidiary of
       the Registrant, and Capital Reserve
       Corporation, dated September 25, 2000    Filed Herewith

16     Letter on change in certifying
       accountant                               Incorporated by reference to
                                                Exhibit 16 to the Registrant's
                                                Current Report on Form 8-K/A
                                                filed on April 18, 2000

21     List of Subsidiaries of the Registrant   Filed Herewith

23     Consent of Hansen, Barnett & Maxwell     Filed Herewith

27     Financial Data Schedule                  Filed Herewtih